Exhibit 10.4

Execution Version
CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[**]” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SEVENTH AMENDMENT, dated as of March 16, 2022 (this “Amendment”), to the Credit Agreement (as defined below) among KREF Holdings X LLC, as the Borrower (the “Borrower”), KKR Real Estate Financing Holdings L.P., as Opco (“Opco”), the Lenders party hereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”).

RECITALS

A.          The Borrower, Opco, the other Guarantors and the Lenders party thereto from time to time and the Administrative Agent are party to that certain Credit Agreement dated as of December 20, 2018 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”).

B.          Pursuant to Section 2.21 of the Credit Agreement, the Borrower has requested that the Persons set forth on Schedule I hereto (each, a “Seventh Amendment Incremental Lender”) provide an Incremental Commitment in an aggregate principal amount for all such Lenders equal to $85,000,000 (the “Seventh Amendment Incremental Commitments”, and the loans thereunder, the “Seventh Amendment Incremental Loans”) such that the aggregate amount of the Commitments after giving effect to the Incremental Commitments provided for under this Amendment is $420,000,000.

C.          Pursuant to Section 2.22 of the Credit Agreement, the Borrower has requested that the Commitments of the Lenders party hereto (each, a “Consenting Lender”) be converted to extend the termination date thereof, and the scheduled maturity date with respect thereto, as set forth herein.

D.          Subject to the terms and conditions set forth herein, Opco, the Borrower, the Administrative Agent and Lenders constituting the Required Lenders have agreed to make certain other amendments to the Credit Agreement as set forth herein in accordance with Section 10.02(b) of the Credit Agreement.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

ARTICLE I.

SECTION 1.01.          Defined Terms.  Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

SECTION 1.02.         Seventh Amendment Incremental Commitments.

(a)          Pursuant to Section 2.21 of the Credit Agreement and on the terms and subject to the conditions set forth herein, each Seventh Amendment Incremental Lender hereby agrees to make Seventh Amendment Incremental Commitments available to the Borrower on the Seventh Amendment

Effective Date in an aggregate principal amount set forth opposite its name under the heading “Seventh Amendment Incremental Commitment” on Schedule I hereto.

(b)          The Borrower agrees to pay to the Administrative Agent, for the account of each Lender as of the Seventh Amendment Effective Date, all unpaid commitment fees that have accrued to, but excluding, the Seventh Amendment Effective Date under Section 2.11(a) of the Credit Agreement (the “Seventh Amendment Effective Date Fees”). The Seventh Amendment Effective Date Fees shall be due and payable on the Seventh Amendment Effective Date.

(c)          The Seventh Amendment Incremental Commitments shall be an “Incremental Commitment” for all purposes of the Amended Credit Agreement and the other Loan Documents and shall have the same terms applicable to, and shall constitute, “Commitments” under the Amended Credit Agreement.  The Seventh Amendment Incremental Loans shall have the same terms applicable to, and shall constitute, “Loans” under the Amended Credit Agreement.  From and after the Seventh Amendment Effective Date, each Seventh Amendment Incremental Lender shall constitute a “Lender” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(d)          After giving effect to this Amendment, Schedule 2.01 to the Credit Agreement will be amended and replaced with Schedule II hereto, which shall be Schedule 2.01 to the Amended Credit Agreement for all purposes therein.

SECTION 1.03.          Credit Agreement Amendments.  With effect from and after the Seventh Amendment Effective Date and immediately after the establishment of the Seventh Amendment Incremental Commitments, the Credit Agreement is hereby amended in accordance with Annex A hereto by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case in the place where such text appears therein.

SECTION 1.04.          Amendment Effectiveness.  This Amendment shall become effective as of the date (the “Seventh Amendment Effective Date”) on which the following conditions are satisfied (or waived):

(a)          the Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) Opco, (iii) the Administrative Agent, (iv) each Seventh Amendment Incremental Lender and (v) Lenders constituting the Required Lenders as of the Seventh Amendment Effective Date after giving effect to the establishment of the Seventh Amendment Incremental Commitments either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment;

(b)          the Administrative Agent shall have received, on behalf of the Lenders, an executed legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, and the Loan Parties hereby instruct such counsel to deliver such legal opinion;

(c)          the Borrower shall have paid to the Administrative Agent (i) for the account of each Seventh Amendment Incremental Lender as of the Seventh Amendment Effective Date, a fee equal to 0.25% of the aggregate amount of Seventh Amendment Incremental Commitments provided to the Borrower on the Seventh Amendment Effective Date and (ii) all reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Milbank LLP) of the Administrative Agent for which invoices have been presented at least two Business Days prior to the Seventh Amendment Effective Date;

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(d)          the representations and warranties of each Loan Party set forth in the Loan Documents shall be, after giving effect to this Amendment, true and correct in all material respects on and as of the date of this Amendment with the same effect as though made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(e)          as of the date of this Amendment and immediately after giving effect hereto, no Default shall have occurred and be continuing; and

(f)          the Administrative Agent shall have received a certificate of the Borrower signed by an Authorized Officer thereof (i) certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower authorizing the establishment of the Seventh Amendment Incremental Commitments and the other amendments contained herein and (ii) certifying that the conditions set forth in the immediately preceding subclauses (d) and (e) have been satisfied.

The Administrative Agent shall notify the Borrower and the Lenders of the Seventh Amendment Effective Date, and such notice shall be conclusive and binding.

ARTICLE II.
Miscellaneous

SECTION 2.01.          Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the Seventh Amendment Effective Date and after giving effect to the amendments to occur on the Seventh Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Opco and the Borrower and constitutes, and the Amended Credit Agreement will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 2.02.          Effect of Amendment.  (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Seventh Amendment Effective Date.  Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

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(a)          On and after the Seventh Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement.  This Amendment shall constitute a “Lender Joinder Agreement”, an “Extension Amendment” (entered into in accordance with, and subject to the terms of, Section 2.22(a) of the Credit Agreement) and a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 2.03.          Reaffirmation.  Each of the Loan Parties (a) affirms and confirms, after giving effect to this Amendment, its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party and (b) agrees that, after giving effect to this Amendment (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder with respect to the Obligations shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.

SECTION 2.04.          Direction to Administrative Agent.  The undersigned Lenders (representing collectively the Required Lenders) hereby authorize and direct the Administrative Agent to enter into this Amendment.

SECTION 2.05.          Assignments. Concurrently with the execution of this Amendment, (a) [**] shall assign all of its rights and obligations in its capacity as a Lender under the Credit Agreement to [**] and (b) [**] shall assign all of its rights and obligations in its capacity as a Lender under the Credit Agreement to [**], in each case, pursuant to and in accordance with Section 10.04 of the Credit Agreement, and each of the Borrower, the Swingline Lender and the Administrative Agent hereby consent to such assignments (which shall be recorded by the Administrative Agent in the Register).

SECTION 2.06.          Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.  The provisions of Sections 10.09 and 10.10 of the Amended Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 2.07.          Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Milbank LLP, counsel for the Administrative Agent.

SECTION 2.08.          Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

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SECTION 2.09.          Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

KREF HOLDINGS X LLC

BY	/s/ Patrick Mattson
NAME: Patrick Mattson
TITLE: Authorized Signatory

KKR REAL ESTATE FINANCE HOLDINGS L.P.

BY	/s/ Patrick Mattson
NAME: Patrick Mattson
TITLE: Authorized Signatory

KREF CAPITAL LLC

BY	/s/ Patrick Mattson
NAME: Patrick Mattson
TITLE: Authorized Signatory

KREF CAPITAL TRS LLC

BY	/s/ Patrick Mattson
NAME: Patrick Mattson
TITLE: Authorized Signatory

KREF MEZZ HOLDINGS LLC

BY	/s/ Patrick Mattson
NAME: Patrick Mattson
TITLE: Authorized Signatory

KREF SECURITIES HOLDINGS, LLC

BY	/s/ Patrick Mattson
NAME: Patrick Mattson
TITLE: Authorized Signatory

[Signature Page to Seventh Amendment]

KREF SECURITIES HOLDINGS II, LLC

BY	/s/ Patrick Mattson
NAME: Patrick Mattson
TITLE: Authorized Signatory

REFH SR MEZZ LLC

BY	/s/ Patrick Mattson
NAME: Patrick Mattson
TITLE: Authorized Signatory

[Signature Page to Seventh Amendment]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

BY	/s/ Lisa Hanson
Name: Lisa Hanson
Title: Authorized Signatory

[Signature Page to Seventh Amendment]

[Lenders signatures are on file with the Administrative Agent]

[Signature Page to Seventh Amendment]

Schedule I

Seventh Amendment Incremental Commitments

Seventh Amendment Incremental Lender	Seventh Amendment Incremental Commitment
[**]	$[**]
[**]	$[**]
[**]	$[**]
[**]	$[**]
Total	$85,000,000

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Schedule II

Commitments

Lender	Commitment
[**]	$[**]
[**]	$[**]
[**]	$[**]
[**]	$[**]
[**]	$[**]
[**]	$[**]
[**]	$[**]
[**]	$[**]
[**]	$[**]
[**]	$[**]
Total	$420,000,000

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Annex A

[See Attached]

Annex A to Seventh Amendment

CREDIT AGREEMENT

dated as of

December 20, 2018

among

KREF Holdings X LLC,
as Borrower,

KKR REAL ESTATE FINANCE HOLDINGS L.P.,

as Opco

The Guarantors from time to time party hereto,

The Lenders from time to time party hereto,

and

Morgan Stanley Senior Funding, Inc.,
as Administrative Agent

KKR Capital Markets LLC,
as Lead Arranger and Bookrunner

TABLE OF CONTENTS

Page
ARTICLE 1
DEFINITIONS

Section 1.01.	Defined Terms	1
Section 1.02.	Classification of Loans and Borrowings	~~26~~29
Section 1.03.	Terms Generally	~~26~~29
Section 1.04.	Accounting Terms; GAAP	~~26~~30
Section 1.05.	Exchange Rates; Currency Equivalents	~~27~~30
Section 1.06.	Alternative Currencies	~~27~~30

ARTICLE 2
THE CREDITS

Section 2.01.	Commitments	~~27~~31
Section 2.02.	Loans and Borrowings	~~28~~31
Section 2.03.	Requests for Borrowings	~~28~~32
Section 2.04.	Swingline Loans	~~29~~33
Section 2.05.	[Reserved]	~~30~~34
Section 2.06.	Funding of Borrowings	~~30~~34
Section 2.07.	Interest Elections	~~31~~34
Section 2.08.	Termination and Reduction of Commitments	~~32~~36
Section 2.09.	Repayment of Loans; Evidence of Debt	~~33~~36
Section 2.10.	Prepayment of Loans	~~34~~37
Section 2.11.	Fees	~~34~~38
Section 2.12.	Interest	~~35~~38
Section 2.13.	Alternate Rate of Interest	~~36~~39
Section 2.14.	Increased Costs	~~36~~41
Section 2.15.	Break Funding Payments	~~38~~43
Section 2.16.	Taxes	~~38~~44
Section 2.17.	Payments Generally; Pro Rata Treatment; Sharing of Set‑offs	~~42~~47
Section 2.18.	Mitigation Obligations; Replacement of Lenders	~~44~~49
Section 2.19.	[Reserved]	~~44~~50
Section 2.20.	Defaulting Lenders	~~45~~50
Section 2.21.	Incremental Facilities	~~46~~51
Section 2.22.	Extended Commitments and Extended Loans	~~47~~52

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.01.	Organization; Powers	~~49~~54
Section 3.02.	Authorization; Enforceability	~~49~~54
Section 3.03.	Governmental Approvals; No Conflicts	~~49~~55
Section 3.04.	Financial Condition; No Material Adverse Change	~~49~~55
Section 3.05.	Litigation and Environmental Matters	~~50~~55

i

Section 3.06.	Compliance with Laws	~~50~~55
Section 3.07.	Investment Company Status; Regulatory Restrictions on Borrowing	~~50~~56
Section 3.08.	Taxes	~~50~~56
Section 3.09.	ERISA	~~50~~56
Section 3.10.	Disclosure	~~51~~56
Section 3.11.	Compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws	~~51~~57
Section 3.12.	Beneficial Ownership Certification	~~52~~57
Section 3.13.	Solvency	~~52~~57

ARTICLE 4
CONDITIONS

Section 4.01.	Effectiveness	~~52~~57
Section 4.02.	Each Credit Event	~~53~~59

ARTICLE 5
AFFIRMATIVE COVENANTS

Section 5.01.	Financial Statements; Other Information	~~54~~59
Section 5.02.	Notices of Material Events	~~56~~61
Section 5.03.	Existence; Conduct of Business	~~56~~62
Section 5.04.	Payment of Taxes	~~56~~62
Section 5.05.	Maintenance of Properties; Insurance	~~56~~62
Section 5.06.	Books and Records; Inspection Rights	~~57~~62
Section 5.07.	Compliance with Laws	~~57~~63
Section 5.08.	Use of Proceeds	~~58~~63
Section 5.09.	Further Assurances	~~58~~63
Section 5.10.	Pledge of Additional Equity Interests	~~59~~64

ARTICLE 6
NEGATIVE COVENANTS

Section 6.01.	Liens	~~59~~64
Section 6.02.	Fundamental Changes	~~60~~65
Section 6.03.	Sanctions and Anti-Corruption Use of Proceeds	~~60~~66
Section 6.04.	Fiscal Year	~~60~~66
Section 6.05.	Financial Covenants	~~61~~66

ARTICLE 7
EVENTS OF DEFAULT

Section 7.01.	Events of Default	66
Section 7.02.	Application of Payments	69

ARTICLE 8
THE ADMINISTRATIVE AGENT

Section 8.01.	Appointment and Authorization	~~64~~70
Section 8.02.	Rights and Powers as a Lender	~~65~~70
Section 8.03.	Limited Parties and Responsibilities	~~65~~70
Section 8.04.	Authority to Rely on Certain Writings, Statements and Advice	~~66~~71
Section 8.05.	Sub-Agents and Related Parties	~~66~~71
Section 8.06.	Resignation; Successor Administrative Agent	~~66~~72
Section 8.07.	Credit Decisions by Lenders	~~67~~72
Section 8.08.	Arranger	~~67~~73
Section 8.09.	Withholding Taxes	~~67~~73
Section 8.10.	Agent Under Security Documents and Guarantee	~~67~~73
Section 8.11.	Right to Realize on Collateral and Enforce Guarantee	~~68~~73
Section 8.12.	Erroneous Payments.	74

ARTICLE 9
[RESERVED]

ARTICLE 10
MISCELLANEOUS

Section 10.01.	Notices	~~68~~78
Section 10.02.	Waivers; Amendments	~~70~~79
Section 10.03.	Expenses; Indemnity; Damage Waiver	~~72~~82
Section 10.04.	Successors and Assigns	~~74~~84
Section 10.05.	Survival	~~78~~88
Section 10.06.	Counterparts; Integration; Effectiveness	~~79~~88
Section 10.07.	Severability	~~79~~88
Section 10.08.	Right of Setoff	~~79~~89
Section 10.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~80~~89
Section 10.10.	Waiver of Jury Trial	~~80~~90
Section 10.11.	Headings	~~81~~90
Section 10.12.	Confidentiality	~~81~~90
Section 10.13.	Interest Rate Limitation	~~82~~92
Section 10.14.	USA PATRIOT Act	~~83~~92
Section 10.15.	Judgment Currency	~~83~~92
Section 10.16.	No Fiduciary Duty	~~83~~93
Section 10.17.	Acknowledgement Regarding Any Supported QFCs	~~84~~93
Section 10.18.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~85~~94

ARTICLE 11
LOAN PARTY GUARANTY

Section 11.01.	Guaranty	~~86~~95
Section 11.02.	Right of Contribution	~~86~~96

Section 11.03.	No Subrogation	~~87~~96
Section 11.04.	Guaranty Absolute and Unconditional	~~87~~96
Section 11.05.	Reinstatement	~~88~~97
Section 11.06.	Payments	~~88~~98
Section 11.07.	Additional Guarantors	~~88~~98

SCHEDULES:

Schedule 1.01	–	Closing Date Liens
Schedule 2.01	–	Commitments
Schedule 3.05	–	Disclosed Matters
Schedule 5.09	–	Post-Closing Actions

EXHIBITS:

Exhibit A	–	Form of Assignment
Exhibit B	–	Form of Compliance Certificate
Exhibit C	–	Form of Loan Party Joinder Agreement
Exhibit D	–	Form of Lender Joinder Agreement
Exhibit E	–	Form of Borrowing Request
Exhibit F	–	Form of Interest Election Request
Exhibit G-1-4	–	Form of U.S. Tax Compliance Certificate
Exhibit H	–	Form of Note
Exhibit I	–	Form of Pledge Agreement
Exhibit J	–	Form of Security Agreement

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CREDIT AGREEMENT (this “Agreement”) dated as of December 20, 2018 among KREF HOLDINGS X LLC, as Borrower (the “Borrower”), KKR REAL ESTATE FINANCE HOLDINGS L.P.  (“Opco”), the GUARANTORS party hereto from time to time, the LENDERS party hereto from time to time and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1
Definitions

Section 1.01.          Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Administrative Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent under the Loan Documents and collateral agent under the Security Documents.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Alternative Asset Investment Firm” means any alternative asset investment firm and any fund managed by a firm whose primary purpose is generally understood to be alternative asset investing.

“Alternate Base Rate” means, for any day, a rate per annum equal to the ~~greatest~~highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) ~~the sum of 1% plus the Eurocurrency Rate for Dollars for an Interest Period of one month appearing on the Screen at approximately 11:00 a.m., London time, on such day (or if such day is not a Business Day, on the immediately preceding Business Day); provided that if such Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this clause (c)~~Term SOFR for a one-month Interest Period in effect on such day plus 1.00%; provided that, for the avoidance of doubt, Term SOFR for any day shall be Term SOFR for a one-month Interest Period on the day that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator.  Any change in the Alternate Base Rate due to a change in the Prime Rate ~~or~~, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate ~~or~~, the Federal Funds Effective Rate or Term SOFR, respectively.

“Alternative Currency” means any currency (other than U.S. Dollars) that is approved in accordance with Section 1.06.

“Anti-Corruption Laws” means any laws, rules or regulations relating to corruption or bribery, including the U.S. Foreign Corrupt Practices Act of 1977.

“Anti-Money Laundering Laws” means any laws, rules or regulations relating to money laundering or terrorism financing, including the Bank Secrecy Act, as amended by the USA PATRIOT Act.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, a rate per annum equal to (a) with respect to any ~~Eurocurrency~~SOFR Borrowing, 2.00% and (b) with respect to any ABR Borrowing, 1.00%.

“Approved Fund” has the meaning assigned to such term in Section 10.04.

“Arranger” means KKR Capital Markets LLC, in its capacity as lead arranger and bookrunner for the credit facility established under this Agreement.

“Assignment” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any Person, any individual holding the position of the Chief Executive Officer, the Chief Operating Officer, President, the Chief Financial Officer, the Treasurer, the Controller, the General Counsel, Secretary, the Vice President, or any other senior officer with express authority to act on behalf of such Person designated as such by the board of directors, general partner or other managing authority of such Person.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and date of the Termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a governmental authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, Term SOFR; provided that, if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities at such time.

 “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)          in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)          in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein solely to the extent such event applies to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark solely to the extent that a public statement or publication of information set forth above has occurred with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

 “Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Borrower Group Companies” means the Loan Parties and their Subsidiaries.

“Borrowing” means (a) Global Loans of the same Type and in the same currency, made, converted or continued on the same date and, in the case of ~~Eurocurrency~~SOFR Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request for a Borrowing in accordance with Section 2.03 or Section 2.04 and in the form of Exhibit E or any other form reasonably acceptable to the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed~~.~~; provided that, in relation to Loans denominated in U.S. Dollars and in relation to the calculation of Term SOFR, the term “Business Day” shall also exclude any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, subject to Section 1.04.

“Capital Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP (other than capital leases that are characterized as such (i) because they relate to entire buildings or (ii) based on subjective acceleration clauses or cross default clauses, without giving effect to any change in GAAP subsequent to December 31, 2017), subject to Section 1.04.

“Cash” means coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Cash Equivalents” means any of the following, to the extent owned by Opco or any of its Subsidiaries free and clear of all Liens (other than Liens permitted hereunder): (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with the Administrative Agent or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P.

“CFC” means a direct or indirect Subsidiary of Opco that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means a direct or indirect Domestic Subsidiary of Opco substantially all of the assets of which consist (directly or indirectly) of capital stock, stock equivalents and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs.

“Change of Control” means the occurrence of the following:

(a)          the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the combined assets of the Credit Group taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision); or

(b)          the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a majority of the controlling interests in Parent;

provided, in the case of clauses (a) and (b) above, that no transaction shall constitute a Change of Control if a member of the KKR Group continues, after giving effect to such transaction, to exercise investment control over such Person.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date. For purposes of this definition, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities pursuant to Basel III, shall in each case described in clauses (i) and (ii) above be deemed to be a Change in Law and have gone into effect after the date hereof, regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Global Loans or Swingline Loans.

“CLO” means a collateralized loan obligation vehicle.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property pledged or purported to be pledged pursuant to the Security Documents, excluding in all events Excluded Property.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Global Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment pursuant to which such Lender shall have assumed its Commitment, as applicable.  As of the ~~Closing~~Seventh Amendment Effective Date, the aggregate amount of the Lenders’ Commitments is $~~100,000,000~~420,000,000.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B, properly completed and signed by an Authorized Officer of the Borrower.

“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of

“interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Commitments” means the Commitments of the Consenting Lenders.

“Consenting Lender” has the meaning specified in the Seventh Amendment.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures (including capitalized software expenditures), customer acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Income” means all amounts set forth on an income statement of Parent and its Subsidiaries prepared in accordance with GAAP for interest income (excluding deferred interest and the amortized portion of any upfront fees) for the Test Period ended on or most recently prior to such date of determination.

“Consolidated Interest Expense” means, with respect to any Person and its Subsidiaries, if any, for any period, the amount of interest paid in cash with respect to Indebtedness as shown on such Person’s consolidated statement of cash flow in accordance with GAAP, as offset by the amount of receipts pursuant to net received interest rate swap agreements of such Person and its Subsidiaries during the applicable period. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, certificate of limited partnership, constitution or certificate of formation (or the equivalent organizational documents) of such Person and (b) the by-laws, operating agreement or limited partnership agreement (or the equivalent governing documents) of such Person.

“Contingent Obligations” means contingent indemnification and expense reimbursement obligations as to which no claim has been asserted.

“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Global Loans and its Swingline Exposure at such time.

“Credit Group” means the Loan Parties and the Loan Parties’ direct and indirect Subsidiaries (to the extent of their economic ownership interest in such Subsidiaries) taken as a whole.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative  Agent may establish another convention in consultation with the Borrower.

“Debt to Asset Ratio” means the ratio of (a) the Recourse Indebtedness for borrowed money of Parent and its consolidated Subsidiaries to (b) the aggregate book value of all assets of Parent and its consolidated Subsidiaries and the proportionate share of such assets owned by Affiliates of such Person, in each case, determined in accordance with GAAP.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund all or any portion of its Loans, (ii) fund all or any portion of its participations in Swingline Loans or (iii) pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with all or any portion of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s reasonable determination that a condition precedent (specifically identified and including the particular default, if any) to funding under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund Loans and participations in then outstanding Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance reasonably satisfactory to it, or (d) has become the subject of a Bankruptcy Event or has a Controlling Person that has become the subject of a Bankruptcy Event.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.05.

“Domestic Subsidiary” means each Subsidiary of Opco organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country

(including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equal Priority Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit K.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means each Loan Party as well as any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to such term in Section 8.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 8.12(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 8.12(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.12(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.12(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurocurrency”, when used with respect to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurocurrency Rate.~~

~~“Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum equal to the ICE Benchmark Administration LIBOR Rate from the relevant page of the Reuters screen (or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen, as determined by the Administrative Agent from time to time) (the “Screen”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the currency of such Eurocurrency Borrowing with a maturity comparable to such Interest Period; provided that if the Screen shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the “Eurocurrency Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the Interpolated Rate; provided that if the Interpolated Rate shall not be available at such time for any reason, to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower. Notwithstanding the foregoing, if the applicable rate described above is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~
~~Further, notwithstanding anything contained herein to the contrary, in the event that the Administrative Agent shall have determined, in consultation with the Borrower, (which determination shall be final and conclusive and binding upon all parties hereto) that there exists, at such time, a broadly accepted market convention for determining a rate of interest for loans in the United States in lieu of the Screen, and the Administrative Agent shall have given notice of such determination to the Borrower and each Lender (it being understood that the Administrative Agent shall have no obligation to~~

~~make such determination and/or to give such notice), then the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.  Notwithstanding anything to the contrary in Section 10.02 (Waivers; Amendments), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this paragraph (but only to the extent the Screen for the applicable Interest Period is not available or published at such time on a current basis), (x) no Loans may be made as, or converted to, Eurocurrency Rate Loans, and (y) any notice of conversion or continuation given by the Borrower with respect to Eurocurrency Rate Loans shall be deemed to be rescinded by the Borrower.~~

“Event of Default” has the meaning assigned to such term in Article 7.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Excluded Equity Interests” means (i) any equity interests with respect to which, in the reasonable judgment of the Administrative Agent and Opco, the cost or other consequences of pledging such equity interests in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) solely in the case of any pledge of equity interests of any (a) Foreign Subsidiary or (b) CFC Holding Company, any voting equity interests of any class of such Foreign Subsidiary or such CFC Holding Company in excess of 66% of the total combined voting power of all classes of such voting equity interests in such Foreign Subsidiary or such CFC Holding Company, (iii) any equity interests of any direct or indirect Subsidiary of a Foreign Subsidiary or a CFC Holding Company, (iv) any equity interests to the extent the pledge thereof would violate any applicable Requirements of Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained), (v) in the case of (A) any equity interests of any Subsidiary to the extent such equity interests are subject to a Lien of a third party or (B) any equity interests of any Subsidiary that is not a wholly owned Subsidiary of Opco and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any equity interests of each such Subsidiary described in clause (A) or (B) to the extent (I) that a pledge thereof to secure the Obligations is prohibited by any applicable contractual requirement, (II) any contractual requirement prohibits such a pledge without the consent of any other party or (III) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or wholly owned Subsidiary) to any contract, agreement, instrument, or indenture governing such equity interests the right to terminate its obligations thereunder, (vi) any equity interests of any Subsidiary to the extent that the pledge of such equity interests would result in materially adverse tax consequences to Opco, the Borrower or any Subsidiary as reasonably determined by Opco in consultation with the Administrative Agent, (vii) any equity interests that are margin stock, and (viii) any equity interests of any

Subsidiary that is not a Material Subsidiary, a captive insurance Subsidiary or any special purpose entity.

“Excluded Property” has the meaning assigned to such term in the Security Agreement.

“Excluded Subsidiary” means (i) each Subsidiary, in each case, for so long as any such Subsidiary does not, on a consolidated basis with its Subsidiaries, determined by reference to the financial statements delivered (x) on the Closing Date pursuant to Section 3.04(a) and (y) after the Closing Date pursuant to Sections 5.01(a) and 5.01(b), constitute a Material Subsidiary, (ii) each Subsidiary that is not a wholly owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 11.07 (for so long as such Subsidiary remains a non-wholly owned Subsidiary), (iii) any CFC Holding Company, (iv) any direct or indirect Subsidiary of a Foreign Subsidiary or a CFC Holding Company, (v) any Foreign Subsidiary, (vi) each Subsidiary that is prohibited by any contract or Requirements of Law from guaranteeing or granting Liens to secure the Obligations and for so long as such restriction or any replacement or renewal thereof is in effect or would require third-party or governmental (including regulatory) consent, approval, license or authorization to guarantee or grant such Liens to secure the Obligations, (vii) each Subsidiary with respect to which, as reasonably determined by Opco, the consequence of providing a Guarantee of the Obligations would adversely affect the ability of Opco and its Subsidiaries to satisfy applicable Requirements of Law, (viii) each Subsidiary with respect to which, as reasonably determined by Opco in consultation with the Administrative Agent, providing such a Guarantee would result in material adverse tax consequences to Opco, any direct or indirect owner of Opco, the Borrower or any Subsidiary, (ix) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and Opco, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (x) each other Subsidiary acquired pursuant to an acquisition or other investment and financed with assumed secured Indebtedness permitted hereunder, and each Subsidiary acquired in such acquisition or other investment that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition was not created in contemplation of such acquisition or other investment, (xi) each Subsidiary that is a registered broker dealer and (xii) each not for profit Subsidiary, captive insurance company or any special purpose entity.

“Excluded Taxes” means, with respect to any Lender Party or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on (or measured by) its net income (however denominated) or franchise Taxes, in each case (i) imposed as a result of such recipient being organized under the law of, or having its principal office located in or, in the case of any Lender, having its applicable lending office in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America, or any similar Tax described in clauses (a)(i) or (ii) above, (c) in the case of a Lender, any withholding Tax imposed by the United States of America at the time such Lender first becomes a party to this Agreement (other than by an assignment made pursuant to Section 2.18(b)) with respect to amounts payable by any Person that is then the Borrower under this Agreement, except to the extent that such Lender’s assignor (if any) was entitled at the time of assignment to receive additional amounts with respect to withholding Taxes pursuant to Section 2.16(a), (d) any Taxes to the extent attributable to such Lender’s failure to comply with Section 2.16 and (e) any withholding Taxes imposed under FATCA.

“Existing Commitment” has the meaning assigned to such term in Section 2.22(a)(i).

“Existing Loans” has the meaning assigned to such term in Section 2.22(a)(i).

“Extended Commitments” has the meaning assigned to such term in Section 2.22(a)(i).

“Extended Loans” has the meaning assigned to such term in Section 2.22(a)(i).

“Extending Lender” has the meaning assigned to such term in Section 2.22(a)(ii).

“Extension Amendment” has the meaning assigned to such term in Section 2.22(a)(iii).

“Extension Date” has the meaning assigned to such term in Section 2.22(a)(iv).

“Extension Election” has the meaning assigned to such term in Section 2.22(a)(ii).

“Extension Request” has the meaning assigned to such term in Section 2.22(a)(i).

“Extension Series” means all Extended Loans and Extended Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Loans or Extended Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, commitment fees, extension fees, maturity, and amortization schedule.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the applicable rate described above shall be less than zero, it shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means the letter agreement among the Lenders and the Borrower dated as of the date hereof.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means, with respect to any Loan, any Lender making such Loan that is organized under the laws of a jurisdiction other than the Relevant Jurisdiction.

“Foreign Subsidiary” means each Subsidiary of Opco that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Global Loan” means a Loan made in U.S. Dollars or in one or more Alternative Currencies pursuant to Section 2.01.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra‑national bodies such as the European Union or the European Central Bank).

“Guarantor” means (i) each Subsidiary of Opco that is party to this Agreement on the Closing Date, (ii) each Subsidiary of Opco that becomes a party to this Agreement after the Closing Date pursuant to Section 11.07 or otherwise, and (iii) Opco; provided that in no event shall any Excluded Subsidiary be required to be a Guarantor (unless such Subsidiary is no longer an Excluded Subsidiary).

“Guaranty” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term “Guaranty” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Materials”  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means any Subsidiary other than (x) a Material Subsidiary or (y) a Subsidiary that the Borrower has deemed to be a Material Subsidiary.

~~“Impacted Interest Period” has the meaning assigned to such term in the definition of “Eurocurrency Rate.”~~

“Incremental Commitments” has the meaning assigned to such term in Section 2.21(a).

“Incremental Effective Date” has the meaning assigned to such term in Section 2.21(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guaranties by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (j) all net obligations of such Person under Swap Contracts; provided that Indebtedness shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, or (iii) any obligations from investment financing arrangements of investment funds, investment vehicles or managed accounts or any of their respective special purpose vehicles that are not obligations of the Loan Parties or their Subsidiaries.  The amount of Indebtedness of any person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such person in good faith.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Interest Income for the Test Period most recently ended on or prior to such date of determination to (ii) the Consolidated Interest Expense of Parent and its Subsidiaries for such Test Period.

“Interest Election Request” means a request by the Borrower to change or continue the Type of a Borrowing in accordance with Section 2.07 and in the form of Exhibit F or any other form reasonably acceptable to the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any ~~Eurocurrency~~SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurocurrency~~SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any ~~Eurocurrency~~SOFR Borrowing, the period beginning on the date of such Borrowing specified in the applicable Borrowing Request or on the date specified in the applicable Interest Election and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months thereafter (or such other period as all of the Lenders may agree), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“International Plan” means any “defined benefit plan” as such term is defined in Section 3(35) of ERISA, that is not subject to US Law and which is sponsored, maintained, administered, contributed to, extended or arranged by Opco or any of its Subsidiaries under which Opco or any of its Subsidiaries has any liability (contingent or otherwise) and covers any current or former employee, officer, director or independent contractor of Opco or any of its Subsidiaries who is located exclusively outside of the United States.

~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Screen) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis~~

~~between: (a) the Screen (for the longest period for which the Screen is available) that is shorter than the Impacted Interest Period; and (b) the Screen for the shortest period (for which that Screen is available) that exceeds the Impacted Interest Period, in each case, at such time.~~

“Investment Company Act” has the meaning assigned to such term in Section 3.07.

“Junior Priority Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J.

“KKR Group” means the KKR Group Partnerships, the direct and indirect parents (including, without limitation, general partners) of the KKR Group Partnerships (the “Parent Entities”), any direct or indirect Subsidiaries of the Parent Entities or the KKR Group Partnerships, the general partner or similar controlling entities of any investment or vehicle that is managed, advised or sponsored by the KKR Group (“KKR Fund”) and any other entity through which any of the foregoing directly or indirectly conduct its business, but shall exclude any company in which a KKR Fund has an investment.

“KKR Group Partnerships” means Opco, KKR Management Holdings L.P., a Delaware limited partnership, KKR Fund Holdings L.P., a Cayman Islands exempted limited partnership, and KKR International Holdings L.P., a Cayman Islands exempted limited partnership.

“Lender Joinder Agreement” means a joinder agreement in the form of Exhibit D to this Agreement or any other form reasonably acceptable to the Administrative Agent.

“Lender Parties” means the Lenders (including the Swingline Lender) and the Administrative Agent.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment or pursuant to a Lender Joinder Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” means this (i) Agreement, (ii) the Security Documents, (iii) the Lender Joinder Agreements (including, for the avoidance of doubt, the Seventh Amendment), (iv) the Extension Amendments, (v) the Loan Party Joinder Agreements and (vi) the Fee Letter.

“Loan Parties” means the Borrower and the Guarantors.

“Loan Party Guaranty” means the Guaranty set forth in Article 11.

“Loan Party Joinder Agreement” means a joinder agreement in the form of Exhibit C to this Agreement or any other form reasonably acceptable to the Administrative Agent.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, or financial condition of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents or (c) the validity or enforceability of the Loan Documents or the rights or remedies of any Lender Party thereunder.

“Material Indebtedness” means any Recourse Indebtedness (other than the Loans) of any one or more of the Borrower Group Companies in an aggregate principal amount exceeding $75,000,000; provided that Material Indebtedness shall consist solely of Indebtedness of the types described in subclauses (a) and (b) of the definition thereof.

“Material Subsidiary” means any Subsidiary which, together with its own Subsidiaries, (i) accounts for more than 10% of the consolidated assets of Parent as of the last day of the most recently ended fiscal quarter of Parent or (ii) accounts for more than 10% of the consolidated revenues of Parent for the most recently ended period of four consecutive fiscal quarters of Parent; provided that in the event that the Immaterial Subsidiaries, taken together, (i) account for more than 20% of the consolidated assets of Parent as of the last day of the most recently ended fiscal quarter of Parent or (ii) account for more than 20% of the consolidated revenues of Parent for the most recently ended period of four consecutive fiscal quarters of Parent, the Borrower shall designate one or more Immaterial Subsidiaries to be a Material Subsidiary as may be necessary such that the foregoing 20.0% limit shall not be exceeded, and any such Subsidiary shall thereafter be deemed to be a Material Subsidiary hereunder; provided, further, that the Borrower may re-designate Material Subsidiaries as Immaterial Subsidiaries so long as the Borrower is in compliance with the foregoing.

“Maturity Date” means, with respect to (a) the Non-Consenting Commitments that have not been extended pursuant to Section 2.22 on the Seventh Amendment Effective Date, the fifth anniversary of the Closing Date, ~~as it~~and (b) the Consenting Commitments that have been extended pursuant to Section 2.22 on the Seventh Amendment Effective Date, March 16, 2027, in each case as such date may be extended from time to time pursuant to Section 2.22.

~~“Maximum Corporate Secured Debt Amount” has the meaning assigned to such term in Section 2.21(a).~~

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender” has the meaning assigned to such term in Section 2.21(b).

“New Loan” has the meaning assigned to such term in Section 2.21(b).

~~“Non-U.S. Lender” means a Lender, with respect to the Borrower, that is not a U.S. Person.~~

“Non-Consenting Commitments” means the Commitments of the Lenders that are not Consenting Lenders.

“Non-Recourse Indebtedness” means any Indebtedness other than Recourse Indebtedness.

“Non-U.S. Lender” means a Lender, with respect to the Borrower, that is not a U.S. Person.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after (or would accrue but for) the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Opco” means KKR Real Estate Finance Holdings L.P., a Delaware limited partnership.

“Other Currency Equivalent” means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency, as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with U.S. Dollars.

“Other Connection Taxes” means with respect to any Lender Party, Taxes imposed as a result of a present or former connection between such Lender Party and the jurisdiction imposing such Tax (other than connections arising from such Lender Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, performance, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Outstanding Amount” means, with respect to any Class of Loans on any date, the U.S. Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Class of Loans occurring on such date.

“Parent” means KKR Real Estate Finance Trust Inc., a Delaware corporation.

“Parent Entity” has the meaning assigned to such term in the definition of “KKR Group”.

“Participant” has the meaning assigned to such term in Section 10.04.

“Participant Register” has the meaning assigned to such term in Section 10.04.

“Participating Member State” means each state so described in any EMU Legislation.

“Payment Recipient” has the meaning assigned to such term in Section 8.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Liens” means:

(a)          Liens on voting stock or profit participating equity interests of any Subsidiary existing at the time such entity becomes a direct or indirect Subsidiary of Opco or is merged into a direct or indirect Subsidiary of Opco (provided such Liens are not created or incurred in connection with such transaction and do not extend to any other Subsidiary),

(b)          statutory Liens, Liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith,

(c)          other Liens of a similar nature as those described in subclauses (a) and (b) above, and

(d)        Liens existing on the Closing Date; provided that any Lien securing Indebtedness or other obligations in excess of (a) $1,000,000 individually or (b) $5,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (d) that are not listed on Schedule 1.01) shall only be permitted if set forth on Schedule 1.01, and, in each case, any modifications, replacements, renewals, refinancings or extensions thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge Agreement, entered into by the Loan Parties party thereto and the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit I.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent).  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.  Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Recourse Indebtedness” means, with respect to any Person, for any period, without duplication, the aggregate Indebtedness of such Person during such period for which such Person is directly responsible or liable as obligor or guarantor; provided, for the avoidance of doubt, that in the case of any Indebtedness that is only partially recourse in nature, Recourse Indebtedness shall include only the portion of such Indebtedness for which such Person is directly responsible or liable as obligor or guarantor.

“Reference Period” means any period of four consecutive fiscal quarters.

“Register” has the meaning assigned to such term in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, U.S. Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York,

or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (1) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Jurisdiction” means (i) in the case of any Loan to any Domestic Borrower, the United States of America, and (ii) in the case of any Loan to any other Borrower, the jurisdiction imposing (or having the power to impose) withholding tax on payments by the Borrower under this Agreement.

“Required Lenders” means, at any time, Lenders (or, if there are two or more Lenders, at least two Lenders) having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time, exclusive in each case of the Credit Exposure and unused Commitment of any Defaulting Lender.

“Requirements of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revaluation Date” means with respect to any Loan, each of the following:  (i) each date of receipt by the Administrative Agent of a Borrowing Request denominated in an Alternative Currency, (ii) each date of receipt by the Administrative Agent of an Interest Election Request (or, if a Borrowing is continued pursuant to Section 2.07(e), each date by which an Interest Election Request would have been due) denominated in an Alternative Currency and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Sanctioned Country” means any country or territory that is the subject or target of a comprehensive countrywide trade or investment embargo under any Sanctions.  As of the Seventh Amendment Effective ~~d~~Date ~~of this Agreement~~, the following are ~~the only~~

“Sanctioned Countries”: the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Russia, the Crimea Region of Ukraine, Cuba, Iran, North Korea~~,~~ and Syria~~, and the Crimea region (formerly of Ukraine)~~.

“Sanctioned Person” means any Person that is: (i) identified on a Sanctions List; (ii) domiciled or resident in any Sanctioned Country; (iii) 50% or more owned by, or controlled by, directly or indirectly, one or more Persons described in clause (i) or (ii); and (iv) otherwise the subject or target of any Sanctions.

“Sanctions” means any law, rules, regulation or executive order relating to economic or financial sanctions or trade embargoes imposed, administered or enforced by the U.S. government (including OFAC and U.S. Department of State), the European Union, the United Kingdom (including the Office of Financial Sanctions Implementation of Her Majesty’s Treasury) and any other relevant national or supra-national sanctions authority that has jurisdiction over the Borrower.

“Sanctions List” means any Sanctions-related list of designated Persons maintained by OFAC at its official website.

~~“Screen” has the meaning assigned to such term in the definition of Eurocurrency Rate.~~

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties” means the Administrative Agent and each Lender.

“Security Agreement” means the Security Agreement entered into by the Borrower and the Guarantors party thereto, and the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit J.

“Security Documents” means, collectively, the Pledge Agreement, the Security Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Sections 5.09, 5.10 or 11.07 or pursuant to any other such Security Documents to secure the Obligations or to govern the lien priorities of the holders of Liens on the Collateral.

“Senior Debt Incurrence Ratio” means the ratio of (a) the Senior Recourse Indebtedness for borrowed money of Parent and its consolidated Subsidiaries to (b) (i) the aggregate book value of all assets of Parent and its consolidated Subsidiaries and the proportionate share of such assets owned by Affiliates of such Person, in each case, determined in accordance with GAAP, minus (ii) the amount of Non-Recourse Indebtedness for borrowed money of Parent and its consolidated Subsidiaries.

“Senior Recourse Indebtedness” means Recourse Indebtedness that is secured by a Lien on the Collateral ranking equal in priority (but without regard to the control of remedies) with the Lien on the Collateral securing the Obligations.

“Seventh Amendment” means the Seventh Amendment, dated as of March 16, 2022, among the Borrower, Opco, the other Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Seventh Amendment Effective Date” means March 16, 2022.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Solvent” means, with respect to the Borrower and the Credit Group on a consolidated basis on any date of determination, that on such date (a) the fair value of the assets of the Borrower and the Credit Group on a consolidated basis, exceeds the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and the Credit Group on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and the Credit Group on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and the Credit Group on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and the Credit Group on a consolidated basis do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business; and (d) the Borrower and the Credit Group on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are conducted on the Closing Date.

“Specified Existing Commitment” has the meaning assigned to such term in Section 2.22(a)(i).

“Spot Rate” means, on any day, for any currency, the spot rate quoted by the Administrative Agent, in New York at approximately 11:00 a.m. for the purchase of such currency with another currency for delivery two Business Days later.

“subsidiary” means, with respect to any Person at any date, (a) any corporation more than 50% of whose equity interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time equity interests of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through subsidiaries, or (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through subsidiaries has more than a 50% equity interest (of either economic interests or ordinary voting power, as applicable) at the time.

“Subsidiary” means any subsidiary of Opco; provided that Subsidiaries shall not include (a) any investment funds, investment vehicles or separately managed accounts, (b) any portfolio company or portfolio investment of any such fund, investment vehicle or separately managed account (or any entity Controlled by a portfolio company or portfolio investment) and (c) CLOs or principal other investments managed, Controlled or held as investments by Ultimate Parent or its Subsidiaries.

“Substantially All Merger” means a merger or consolidation of one or more Loan Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Loan Parties taken as a whole to a Person that is not within the Loan Parties immediately prior to such transaction, including pursuant to a Delaware LLC Division; provided that in no event shall a merger or consolidation to effect the winding up, dissolution, liquidation or other disposition of a Subsidiary that is not a Material Subsidiary be a Substantially All Merger.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person, in one or a series of related transactions, directly or indirectly, including any disposition of property pursuant to a Delaware Divided LLC pursuant to a Delaware LLC Division, of all or substantially all of the combined assets of the Loan Parties taken as a whole to a Person that is not within the Loan Parties immediately prior to such transaction; provided that in no event shall the winding up, dissolution, liquidation or other disposition of a Subsidiary that is not a Material Subsidiary be a Substantially All Sale.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Morgan Stanley Senior Funding, Inc., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, with respect to any Interest Period, the forward-looking term rate based on SOFR for a tenor comparable to the applicable Interest Period on the day (such day, the “Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Determination Day the Term SOFR Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then Term SOFR will be the Term SOFR Rate for such tenor published by the Term SOFR Administrator on the Business Day first preceding such Determination Day so long as such Business Day is not more than three (3) Business Days prior to such Determination Day; provided, further, that if Term SOFR determined as provided above  shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Termination Date” means the date on which the Commitments have expired or terminated in accordance with the terms of this Agreement and the Loans, together with interest, fees and all other Obligations incurred hereunder (other than Contingent Obligations) are paid in full.

“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of Opco most recently ended on or prior to such date of determination and for which financial statements shall have been delivered (or were required to be delivered) to the Administrative Agent pursuant to Section 5.01(a) or (b) (or, before the first delivery of such financial statements, the most recent period of four fiscal quarters as at the end of which financial statements are available).

“Total Debt Incurrence Ratio” means the ratio of (a) the Recourse Indebtedness for borrowed money of Parent and its consolidated Subsidiaries to (b) (i) the aggregate book value of all assets of Parent and its consolidated Subsidiaries and the proportionate share of such assets owned by Affiliates of such Person, in each case, determined in accordance with GAAP, minus (ii) the amount of Non-Recourse Indebtedness for borrowed money of Parent and its consolidated Subsidiaries.

“Transaction Expenses” means any fees, costs, or expenses incurred or paid by Opco, the Borrower, or any of their respective Affiliates in connection with the Transactions, this Agreement and the other Loan Documents, and the transactions contemplated hereby and thereby.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~the Eurocurrency Rate~~Term SOFR or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Ultimate Parent” means KKR & Co. Inc., a Delaware corporation (or its successor).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with such Alternative Currency.

“U.S. Dollars” and “$” mean the lawful currency of the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub.L.107-56, signed into law October 26, 2001, as amended.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.          Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Global Loan”) or by Type (e.g., a “~~Eurocurrency~~SOFR Loan”) or by Class and Type (e.g., a “~~Eurocurrency~~SOFR Global Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Global Borrowing”) or by Type (e.g., a “~~Eurocurrency~~SOFR Borrowing”) or by Class and Type (e.g., a “~~Eurocurrency~~SOFR Global Borrowing”).

Section 1.03.          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.          Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, with such adjustments thereto as are reflected in and consistent with the financial statements referred to in Section 3.04(a), but in any event without giving effect to principles of consolidation; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05.          Exchange Rates; Currency Equivalents.  (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating U.S. Dollar Equivalent amounts of Borrowings and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.

(b)          Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a ~~Eurocurrency~~ Loan an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Borrowing or Loan is denominated in an Alternative Currency, such amount shall be the relevant Other Currency Equivalent of such U.S. Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

Section 1.06.          Alternative Currencies. (a) The Borrower may from time to time request that ~~Eurocurrency~~ Loans be made in a currency other than U.S. Dollars; provided that such requested currency is a lawful currency (other than U.S. Dollars) that is readily available and freely transferable and convertible into U.S. Dollars.  Any such request shall be subject to the approval of the Administrative Agent and the Lenders.

(b)          Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent, in its sole discretion).  In the case of any such request, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request, whether it consents, in its sole discretion, to the making of ~~Eurocurrency~~ Loans in such requested currency.

(c)          Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit ~~Eurocurrency~~ Loans to be made in such requested currency.  If the Administrative Agent and the Lenders consent to making ~~Eurocurrency~~ Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section, the Administrative Agent shall promptly so notify the Borrower.

ARTICLE 2
The Credits

Section 2.01.          Commitments.  Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make Global Loans to the Borrower in U.S. Dollars or in one or more Alternative Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Commitment, or (ii) the sum of the total Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Global Loans.

Section 2.02.          Loans and Borrowings.  (a) Each Global Loan shall be made as part of a Borrowing consisting of Global Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)          Subject to Section 2.13, each Global Borrowing shall be comprised entirely of ABR Loans or ~~Eurocurrency~~SOFR Loans, as the Borrower may request in accordance herewith.  All ABR Loans and SOFR Loans shall be denominated in U.S. Dollars~~.  Eurocurrency Loans may be denominated in U.S. Dollars or an Alternative Currency~~. Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)          At the commencement of each Interest Period for any ~~Eurocurrency~~SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments.  Each

Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten ~~Eurocurrency~~SOFR Borrowings outstanding.

(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03.          Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in the form of a Borrowing Request signed by the Borrower not later than 11:00 a.m., New York City time, (a) in the case of a ~~Eurocurrency~~SOFR Borrowing ~~denominated in U.S. Dollars~~, two Business Days before the date of the proposed Borrowing, (b) in the case of a ~~Eurocurrency~~ Borrowing denominated in an Alternative Currency, four Business Days before the date of the proposed Borrowing (provided that this Agreement shall have been amended by the Administrative Agent and the Borrower on or prior to such date to reflect the addition of appropriate benchmark rate mechanics for such Alternative Currency), or (c) in the case of an ABR Borrowing, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable.  Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)          the aggregate amount of the requested Borrowing;

(ii)         the date of such Borrowing, which shall be a Business Day;

(iii)        whether such Borrowing is to be an ABR Borrowing or a ~~Eurocurrency~~SOFR Borrowing;

(iv)       in the case of a ~~Eurocurrency~~SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of “Interest Period”;

(v)         the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

(vi)        in the case of a ~~Eurocurrency~~SOFR Borrowing denominated in an Alternative Currency, the currency of such Borrowing.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.          Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding 25% of the total Commitments at such time or (ii) the sum of the total Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)          To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request in the form of a Borrowing Request signed by the Borrower, not later than 11:00 a.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received by it.  The Swingline Lender shall make each Swingline Loan available by means of a credit to the general deposit account of the Borrower with the Swingline Lender or disbursement to such other account of the Borrower as the Borrower may specify in its Borrowing Request on the requested date of such Swingline Loan.

(c)          The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall promptly notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a

Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

Section 2.05.          [Reserved]

Section 2.06.          Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time (in the case of fundings to an account in New York City), or 12:00 noon, local time (in the case of fundings to an account in another jurisdiction), in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that (x) ABR Loans shall be made available by 2:00 p.m. New York City or local time, as the case may be, and (y) Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such funds available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained in New York City or London or in the financial center of the country of the currency of such Loans and designated by the Borrower in the applicable Borrowing Request.

(b)          Unless the Administrative Agent receives notice from a Lender before the proposed date of any Borrowing that such Lender will not make its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance on such assumption, make available to the Borrower a corresponding amount in the required currency.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, if such Borrowing is denominated in U.S. Dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and if such Borrowing is denominated in an Alternative Currency, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error), or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing (provided that in the case of a Borrowing denominated in U.S. Dollars, the interest rate applicable to ABR Loans).  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07.          Interest Elections.  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurocurrency~~SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurocurrency~~SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected

Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  Notwithstanding the foregoing, the Borrower may not (i) elect to convert the currency in which any Loans are denominated, (ii) elect an Interest Period for ~~Eurocurrency~~SOFR Loans that does not comply with Section 2.02(d), (iii) elect to convert any ABR Loans to ~~Eurocurrency~~SOFR Loans that would result in the number of ~~Eurocurrency~~SOFR Borrowings exceeding the maximum number of ~~Eurocurrency~~SOFR Borrowings permitted under Section 2.02(c), or (iv) elect an Interest Period for ~~Eurocurrency~~SOFR Loans unless the aggregate outstanding principal amount of ~~Eurocurrency~~SOFR Loans (including any ~~Eurocurrency~~SOFR Loans in the same currency made on the date that such Interest Period is to begin) to which such Interest Period will apply complies with the requirements as to minimum principal amount set forth in Section 2.02(c).  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)          To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in the form of an Interest Election Request signed by the Borrower by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election; provided that in the case of a conversion of ~~Eurocurrency~~SOFR Loans to ABR Loans, notice of such election must be delivered not later than 11:00 a.m., New York City time, three Business Days before the end of the current Interest Period for such ~~Eurocurrency~~SOFR Loans.  Each such Interest Election Request shall be irrevocable.

(c)          Each Interest Election Request shall specify the following information in compliance with Section 2.02 and Section 2.07(e):

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurocurrency~~SOFR Borrowing; and

(iv)          if the resulting Borrowing is to be a ~~Eurocurrency~~SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”.

If an Interest Election Request requests a ~~Eurocurrency~~SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurocurrency~~SOFR Borrowing before the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a ~~Eurocurrency~~SOFR Loan having an Interest Period of one month.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, no outstanding ABR Borrowing may be converted to a ~~Eurocurrency~~SOFR Borrowing.

Section 2.08.          Termination and Reduction of Commitments(a).  (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)          The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Credit Exposures would exceed the total Commitments.

(c)          The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days before the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments may state that such termination or reduction is conditioned upon the effectiveness of a refinancing or other events, in which case such notice may be revoked (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent and will be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.09.          Repayment of Loans; Evidence of Debt.  (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Global Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Global Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency, Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to Section 2.09(b) or 2.09(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that any failure by any Lender or the Administrative Agent to maintain such accounts or any error therein shall not affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the records maintained pursuant to Section 2.09(b) and Section 2.09(c) and the Register, the Register shall control in the absence of manifest error.

(e)          Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver promptly to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit H.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.10.          Prepayment of Loans.  (a) The Borrower shall have the right at any time to prepay any Borrowing in whole or in part, subject to the provisions of this Section.

(b)          If the Administrative Agent notifies the Borrower at any time that the aggregate Outstanding Amount of all Credit Exposure at such time exceeds an amount equal to 105% of the Commitments then in effect, then, within seven Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Commitments then in effect.  The Administrative Agent may, at any time and from time to time after the initial deposit of such cash collateral, request that additional cash collateral be provided in order to protect against the results of further exchange rate fluctuations.

(c)          The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurocurrency~~SOFR Borrowing ~~denominated in U.S. Dollars~~, not later than 11:00 a.m.,

New York City time, three Business Days before the date of prepayment, (ii) in the case of a ~~Eurocurrency~~ Borrowing denominated in an Alternative Currency, not later than 11:00 a.m., New York City time, three Business Days before the date of payment, (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment, or (iv) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that such notice may state that the prepayment is conditioned upon the effectiveness of a refinancing or other events, in which case such notice may be revoked (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

Section 2.11.          Fees.  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at a rate per annum equal to 0.15% on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Closing Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure.  Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)          The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing by the Borrower and the Administrative Agent.

(c)          All fees payable hereunder shall be paid on the dates due, in immediately available funds in U.S. Dollars, to the Administrative Agent for distribution, in the case of facility fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

Section 2.12.          Interest.  (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Loans comprising each ~~Eurocurrency~~SOFR Borrowing shall bear interest at ~~the Eurocurrency Rate~~Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)          Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding subsections of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans.

(d)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to Section 2.12(c) shall be payable on demand, (ii) upon any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) upon any conversion of any ~~Eurocurrency~~SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing shall be computed in accordance with such market practice, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The ~~applicable~~ Alternate Base Rate or ~~Eurocurrency Rate~~Term SOFR, as applicable, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.13.          Alternate Rate of Interest~~.~~ .  (a) If before the commencement of any Interest Period for a ~~Eurocurrency~~SOFR Borrowing:

(~~a~~i)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining ~~the Eurocurrency Rate~~Term SOFR for such Interest Period;

(~~b~~ii)          the Administrative Agent is advised by the Required Lenders that ~~the Eurocurrency Rate~~Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans for such Interest Period; or

(~~c~~iii)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in the principal amounts of the Loans comprising such Borrowing ~~and in the currency in which such Loans are to be denominated~~ are not generally available in the relevant market;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, ~~(i)~~ any request by the Borrower for ~~a Eurocurrency Borrowing of the affected currency or~~(i) a conversion to or continuation of a ~~Eurocurrency~~SOFR Borrowing ~~in the affected currency,~~ pursuant to Section ~~2.03 or~~ 2.07~~,~~  shall be deemed rescinded~~,~~  and (ii) ~~if any Borrowing Request requests a Eurocurrency Borrowing denominated in U.S. Dollars, such Borrowing shall be made as an ABR~~ a Borrowing of SOFR Loans pursuant to Section 2.03 shall be deemed to be a request for a Borrowing of ABR Loans.

(b)          Benchmark Replacement.

(i)          Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)          No Swap Contract shall be deemed to be a “Loan Document” for purposes of this Section 2.13.

(c)          Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than as provided in the definition of Benchmark Replacement Conforming Changes).

(d)          Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly (and in any event within five (5) Business Days) notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, and (iii)  the effectiveness of any Conforming Changes.  The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(e). Any determination,  decision or election that may be made by the Administrative  Agent or, if  applicable, or any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(e)          Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)          Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Alternate Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Alternate Base Rate Loans at the end of the applicable Interest Period.  During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

Section 2.14.          Increased Costs.  (a) If any Change in Law after the Closing Date shall:

(i)          impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any reserve requirement contemplated by Section 2.14(e));

(ii)          subject any Lender Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to ~~Eurocurrency~~SOFR Loans made by such Lender (including on its deposits, reserves, other liabilities or capital attributable thereto); or

(iii)         impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or ~~Eurocurrency~~SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any ~~Eurocurrency~~SOFR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), promptly pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for such additional costs actually incurred or reduction actually suffered by such Lender, but only to the extent such Lender is generally imposing such charges on borrowers (similarly situated to the Borrower hereunder) under comparable credit facilities.

(b)          If any Lender determines that any Change in Law after the Closing Date regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time, promptly after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such actual additional amount or amounts as will compensate such Lender or its holding company for such actual reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any law, rule or regulation as in effect on the Closing Date or to the extent such Lender is generally not imposing such charges on, or requesting such compensation from, borrowers (similarly situated to the Borrower hereunder) under comparable credit facilities. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.14(b), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.14(d), release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.14(b) promptly following receipt of such notice.

(c)          A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in Section 2.14(a) or 2.14(b) and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrower and shall be conclusive, absent manifest error.

(d)          Failure or delay by any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days before the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased cost or reduction and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased cost or reduction is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)          The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including ~~Eurocurrency~~SOFR funds or deposits ~~(currently known as “Eurocurrency liabilities”)~~, additional interest on the unpaid principal amount of each ~~Eurocurrency~~SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the ~~Eurocurrency~~SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 30 days from receipt of such notice.

(f)          Except in the case of Section 2.14(a)(ii), this Section 2.14 shall not apply to matters covered by Section 2.16 relating to Taxes, including any Excluded Taxes.

Section 2.15.          Break Funding Payments.  In the event of (a) a prepayment of any principal of any ~~Eurocurrency~~SOFR Loan by the Borrower to or for the account of a Lender other than on the last day of the Interest Period applicable thereto, (b) the conversion of any ~~Eurocurrency~~SOFR Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any ~~Eurocurrency~~SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith), then the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), promptly pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses actually incurred by such Lender as a result of such prepayment, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such ~~Eurocurrency~~SOFR Loan.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 2.15 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrower and shall be conclusive, absent manifest error.

Section 2.16.          Taxes.  (a) Any and all payments by or on account of any obligation of any Loan Party under the Loan Documents shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions and withholdings (including, for the avoidance of doubt, deductions and withholdings applicable to additional sums payable under this Section) each Lender Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Loan Party shall make such deductions and withholdings and (iii) such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)          Without limiting the provisions of subsection (a) above, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Without limiting the provisions of subsection (a) above, each Loan Party shall, jointly and severally, indemnify each Lender Party, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under the Loan Documents or Other Taxes (together with any penalties, interest and reasonable expenses) payable or paid by such Lender Party or required to be withheld or deducted from a payment to such Lender Party, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to such Loan Party by a

Lender Party on its own behalf, or by the Administrative Agent on behalf of a Lender Party, shall be conclusive absent manifest error.

(d)         As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          (i) Any Lender that is entitled to an exemption from or reduction of withholding tax (including FATCA) under the law of a Relevant Jurisdiction, or any treaty to which such jurisdiction is a party, or under any law or treaty of any other jurisdiction in which payments may be made by the Borrower pursuant to this Agreement, with respect to payments under this Agreement, shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.  Each Lender shall promptly notify the Administrative Agent of any change in facts which would modify or render invalid any such claimed exemption or reduction.  Notwithstanding anything to the contrary herein, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii) and (iii) of this Section 2.16(e)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for the purposes of this Section 2.16(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)          any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)          in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed copies of IRS Form W-8ECI;

(3)          in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)          to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

(f)          If a Lender Party determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section that in the good faith judgment of such Lender Party is allocable to such indemnity or additional amounts and is not subject to return, reassessment or other repayment, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of such Lender Party’s out-of-pocket expenses and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of such Lender Party, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender Party in the event such Lender Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will a Lender Party be required to pay any amount to a Loan Party pursuant to this paragraph (f) the payment of which would place the Lender Party in a less favorable net after-tax position than the Lender Party would have been in if the Tax giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section shall not be construed to require any Lender Party to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

(g)          Each Lender shall severally indemnify the Administrative Agent for any Taxes, including Indemnified or Other Taxes imposed or asserted on or attributable to amounts payable under this Section (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation, if any, of the Loan Parties to do so), in each case attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document, whether or not such Taxes were correctly or legally imposed or asserted, and any reasonable expenses arising therefrom or with respect thereto.  This indemnification shall be made within 15 days from the date the Administrative Agent makes demand therefor.

(h)          For purposes of this Section 2.16, the term “applicable law” includes FATCA.

Section 2.17.          Payments Generally; Pro Rata Treatment; Sharing of Set‑offs.  (a) The Borrower shall make each payment required to be made by it under the Loan Documents (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) before the time expressly required under the relevant Loan

Document for such payment (or, if no such time is expressly required, before 12:00 noon, local time at the place of payment), on the date when due, in immediately available funds, without set off or counterclaim.  Any amount received after such time on any day may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to such account of the Administrative Agent as the Administrative Agent shall specify by notice to the Borrower, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, if such payment accrues interest, interest thereon shall be payable for the period of such extension.  All payments hereunder of principal and interest in respect of any Loan (or of any breakage indemnity or payment under Section 2.15 in respect of any Loan) shall be made in the currency of such Loan; all other payments under each Loan Document shall be made in U.S. Dollars.

(b)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay ratably any unpaid fees, costs and expenses of the Administrative Agent, (ii) second, to pay interest and fees then due hereunder, ratably among the other Lender Parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)          If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Global Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Global Loans or participations in Swingline Loans and accrued interest thereon than the proportion received by any other applicable Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Global Loans or Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Global Loans and participations in Swingline Loans; provided that (x) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (y) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of one or more Lender Parties hereunder that such payment will not be made, the Administrative Agent may assume that such payment has been made on such date in accordance herewith and may, in reliance upon such assumption, distribute to each relevant Lender Party the amount due.  In such event, if such payment has not in fact been made, then each Lender Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at, if such payment is denominated in U.S. Dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and, if such payment is denominated in an Alternative Currency, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error).

(e)          If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.06(b), 2.17(d) or 10.03(b), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.18.          Mitigation Obligations; Replacement of Lenders.  (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, or if any Lender becomes a Defaulting Lender, or if a Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and has been approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights  (other than its existing rights to compensation and additional amounts pursuant to Section 2.14 and Section 2.16) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) to the extent required under Section 10.04, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments.  A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.  At any time prior to the effectiveness of such assignment, the Borrower, in its sole discretion, may revoke the notice requiring such assignment.

Section 2.19.          [Reserved].

Section 2.20.          Defaulting Lenders.  If any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)          the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification permitted to be effected by the Required Lenders pursuant to Section 10.02);

(c)          if any Swingline Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)          so long as no Event of Default has occurred and is continuing, the Swingline Exposure of such Defaulting Lender shall be automatically reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments; and

(ii)          if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by the Administrative Agent prepay such Swingline Exposure; and

(d)          so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders, and participating interests in any newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If the Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its funding obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan unless the Swingline Lender shall have entered into arrangements with the Borrower or such Lender reasonably satisfactory to the Swingline Lender to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and the Swingline Lender agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders other than the Swingline Loans as the Administrative Agent shall determine is necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided that there shall be no retroactive effect on fees adjusted or reallocated pursuant to Section 2.20(a).

Section 2.21.          Incremental Facilities.

(a)          The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more increases in Commitments (the “Incremental Commitments”), by an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000 individually (or such lesser amount as may be approved by the Administrative Agent); provided that ~~at no time shall the aggregate amount of Commitments~~, after giving effect to the relevant Incremental Commitments (assuming for purposes of this Section 2.21(a) that such Incremental Commitments ~~effected pursuant to this Section, exceed $500,000,000 (the “Maximum Corporate Secured Debt Amount”)~~are fully drawn), the Senior Debt Incurrence Ratio shall not exceed the greater of (i) 0.80:1.00 or (ii) if such Incremental Commitments are incurred in connection with any acquisition or other investment not prohibited by the Loan Documents, the Senior Debt Incurrence Ratio immediately prior to the incurrence of such Incremental Commitments, in each case, calculated on a pro forma basis, including the application of the proceeds thereof.  Each such notice shall specify the date (each, an “Incremental Effective Date”) on which the Borrower proposes that the Incremental Commitments shall be effective.  The Borrower may approach any Lender or any other Person (other than a natural person) to provide all or a portion of the Incremental Commitments; provided that any Lender may elect or decline, in its sole discretion, to provide such Incremental Commitment.  Each Incremental Commitment shall become effective as of the applicable Incremental Effective Date; provided that (i) (x) the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Incremental Commitment), and (y) no Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer, (ii) the Incremental Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower and the Administrative Agent, (iii) the Administrative Agent and the Swingline Lender shall have consented (not to be unreasonably withheld or delayed) to any New Lender (as defined below) to the extent such consent, if any, would be required under Section 10.04 for an assignment of Loans or Commitments to such Person and (iv) the Borrower shall make any payments required pursuant to Section 2.15 in connection with the Incremental Commitments, as applicable.

(b)          On any Incremental Effective Date, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Lenders with existing Commitments shall assign to each Lender with an Incremental Commitment (each, a “New Lender”) and each of the New Lenders shall purchase from each of the Lenders with existing Commitments, at the principal amount thereof, such interests in the Loans outstanding on such Incremental Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Loans will be held by existing Lenders and New Lenders ratably in accordance with their Commitments after giving effect to the addition of such Incremental Commitments to the Commitments, (ii) each Incremental Commitment shall be deemed for all purposes a Commitment and, each Loan made under an Incremental Commitment (a “New Loan”) shall be deemed, for all purposes, Loans and (iii) each New Lender shall become a Lender with respect to the Incremental Commitment and all matters relating thereto.

(c)          Incremental Commitments and New Loans shall be identical to the Commitments and the Loans.

(d)          Each Lender Joinder Agreement may, without the consent of any other Lenders, effect technical and corresponding amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.21.

Section 2.22.          Extended Commitments and Extended Loans.

(a)          (i)          The Borrower may at any time and from time to time request that all or a portion of the Commitments, and/or any Extended Commitments, each existing at the time of such request (each, an “Existing Commitment” and any related revolving credit loans thereunder, “Existing Loans”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Commitments (any such Existing Commitments which have been so extended, “Extended Commitments” and any related Loans, “Extended Loans”) and to provide for other terms consistent with this Section 2.22(a).  In order to establish any Extended Commitments, the Borrower shall provide a notice (an “Extension Request”) to the Administrative Agent (who shall provide a copy of such notice to the Lenders) setting forth the proposed terms of the Extended Commitments to be established, which shall not be materially more restrictive to the Loan Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the applicable Existing Commitments (the “Specified Existing Commitment”) unless (x) the Lenders providing Existing Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Maturity Date, in each case, to the extent provided in the applicable Extension Amendment; provided, however, that (x) (A) the interest margins with respect to the Extended Commitments may be higher or lower than the interest margins for the Specified Existing Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (y) the facility fee with respect to the Extended Commitments may be higher or lower than the facility fee for the Specified Existing Commitment; provided that, notwithstanding anything to the contrary in this Section 2.22(a) or otherwise, (1) the borrowing and repayment of Extended Loans shall be made on a pro rata basis with all other Existing Loans so long as the Existing Commitments are outstanding and (2) assignments and participations of Extended Commitments and Extended Loans shall be governed by the same assignment and participation provisions applicable to Existing Commitments and Existing Loans as set forth in Section 10.04.  Any extension request by the Borrower shall be made to all Lenders holding the applicable Existing Commitments and Existing Loans but no Lender shall have any obligation to agree to have any of its Loans or Commitments converted into Extended Loans or Extended Commitments pursuant to an Extension Request.  Any Extended Commitments of any Extension Series shall constitute a separate series of revolving credit commitments from the Specified Existing Commitments and from any other Existing Commitments (together with any other Extended Commitments so established on such date).

(ii)          Any Lender (an “Extending Lender”) wishing to have all or a portion of its Existing Commitments subject to such Extension Request converted into Extended Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Commitments that it has elected to convert into Extended Commitments.  Such Extended Commitment shall be treated identically to all other Commitments for purposes of the obligations of a Lender in respect of Swingline Loans under Section 2.04, except that the applicable Extension Amendment may provide that the maturity dates for Swingline Loans may be extended and the related obligations to make Swingline Loans may be continued so long as the Swingline Lender has consented to such extension in its sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(iii)          Extended Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement executed by the Borrower, the Administrative Agent and the Extending Lenders (and not any other Lenders).  No Extension Amendment shall provide for any tranche of

Extended Commitments in an aggregate principal amount that is less than $10,000,000.

(iv)          Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Commitment or Existing Loan is converted to extend the related scheduled maturity date(s) in accordance with clause (i) above (an “Extension Date”), in the case of the Specified Existing Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitments so converted by such Lender on such date, and such Extended Commitments shall be established as a separate series of revolving credit commitments from any Existing Commitments and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Existing Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) and Existing Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Commitments to Extended Commitments.  Each Extended Commitment shall become effective as of the applicable Extension Date; provided that the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer,

(b)          The Administrative Agent and the Lenders (other than the Swingline Lender to the extent such consent is expressly required by this Section 2.22) hereby consent to the consummation of the transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Extended Commitments set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Loan Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.22.

ARTICLE 3
Representations and Warranties

In order to induce the Lenders to enter into this Agreement and to make the Loans as provided for herein, each Loan Party makes the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

Section 3.01.          Organization; Powers.  Each Loan Party (a) is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and (b), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (if applicable) in, every jurisdiction where such qualification is required.

Section 3.02.          Authorization; Enforceability.  The Transactions to be entered into by each Loan Party are within its organizational powers and have been duly authorized by all necessary organizational action.  This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, as the case may be, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03.          Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or (ii) where the failure to obtain or make them would not reasonably be expected to have a Material Adverse Effect, (b) will not violate (i) the Constituent Documents of any Borrower Group Company or (ii) except where such violation would not reasonably be expected to have a Material Adverse Effect, any law or regulation applicable to any Borrower Group Company or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower Group Company or its assets, or give rise to a right thereunder to require any Borrower Group Company to make any payment except where the failure to do so, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower Group Company, except where the failure to do so, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.04.          Financial Condition; No Material Adverse Change.  (a) The Borrower has heretofore furnished to the Administrative Agent statements of financial condition, results of operations, changes in equity and cash flows of Parent as of and for the (i) fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017 and (ii) fiscal quarter ended September 30, 2018.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent, as of such dates and for such periods on a consolidated basis and in accordance with GAAP, except to the extent provided in the notes to said financial statements and in the case of the statements referred to in clause (ii) above, subject to year-end adjustments and the absence of footnotes.

(b)          As of the Closing Date, there has been no Material Adverse Effect since December 31, 2017.

Section 3.05.          Litigation and Environmental Matters.  (a) As of the Closing Date, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against or affecting any Borrower Group Company (i) as to which there is a reasonable possibility of adverse determinations that, in the aggregate, would reasonably be expected to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b)          Except for any matters that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Borrower Group Company (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.06.          Compliance with Laws.  Each Borrower Group Company is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.07.          Investment Company Status; Regulatory Restrictions on Borrowing.  No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 3.08.          Taxes.  Each Borrower Group Company has timely filed or caused to be filed all Tax returns required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the relevant Borrower Group Company has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.09.          ERISA.  (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  Each Borrower Group Company and its ERISA Affiliates are in compliance with those provisions of ERISA and the regulations and published interpretations thereunder which are applicable to it, except where noncompliance could not reasonably be expected to result in a Material Adverse Effect.

(b)          Each International Plan has been maintained in compliance with its terms and with the requirements prescribed by applicable law (including any special provisions relating to qualified plans where such International Plan was intended to so qualify) and has been maintained in good standing with the applicable regulatory authorities, except where noncompliance would not result in a Material Adverse Effect.  No unfunded liabilities, determined on the basis of actuarial assumptions which are reasonable in the aggregate, exist under all of the International Plans in the aggregate that could reasonably be expected to result in a Material Adverse Effect.

(c)          Except as would not reasonably be expected to result in a Material Adverse Effect, no Plan or International Plan is a Multiemployer Plan and no Plan or International Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA which is subject to ERISA.

Section 3.10.          Disclosure.  None of the written information and written data furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (taken as a whole), in the light of the circumstances under which they were made, not materially misleading at such time, it being understood and agreed that for purposes of this Section 3.10, such factual information and data shall not include pro forma information, projections, estimates (including financial estimates, forecasts, and other forward-looking information) or other forward-looking information and information of a general economic or general industry nature; provided that, with respect to any pro forma information or any projected financial information (including financial estimates, forecasts and other forward-looking information), each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

Section 3.11.          Compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

(a)        None of the Borrower Group Companies or any of their respective directors or officers or, to the knowledge of any Loan Party, employees or agents: (i) is a Sanctioned Person; or (ii) has, in the past five years, engaged in any dealings with, involving or for the benefit of any Sanctioned Person in violation of applicable Sanctions.

(b)         None of the Borrower Group Companies or any of their respective directors or officers or, to the knowledge of any Loan Party, employees or agents has, in the past five years, violated any applicable Anti-Corruption Law in any material respect.

(c)          The Borrower Group Companies have not, in the last five years, violated Anti-Money Laundering Laws in any material respect.

Section 3.12.          Beneficial Ownership Certification. As of the Closing Date, to the knowledge of the Borrower the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

Section 3.13.          Solvency. As of the Closing Date, after the making of the Loans under this Agreement, and after giving effect to the application of the proceeds of such Loans, the Borrower and the Credit Group, on a consolidated basis, are Solvent.

ARTICLE 4
Conditions

Section 4.01.          Effectiveness.  This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.02):

(a)          The Administrative Agent (or its counsel) shall have received a counterpart of this Agreement, the Pledge Agreement and the Security Agreement signed on behalf of each Loan Party party hereto or thereto, as applicable, or, in each case, written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of such Loan Document.

(b)          Except for any items referred to on Schedule 5.09:

(i)          all outstanding equity interests in whatever form of the Borrower and each Subsidiary that is directly owned by or on behalf of any Loan Party and required to be pledged pursuant to the Security Documents shall have been pledged pursuant thereto;

(ii)          the Administrative Agent shall have received the certificates representing the equity interests in the Borrower and each Loan Party’s wholly owned Subsidiaries that are Domestic Subsidiaries to the extent required to be delivered under the Security Documents and pledged under the Security Documents to the extent certificated, accompanied by instruments of transfer and undated stock powers or allonges endorsed in blank; and

(iii)         all Uniform Commercial Code financing statements required to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by such Security Document shall have been delivered to the Administrative Agent, and shall be in proper form, for filing, registration or recording.

(c)         The Administrative Agent shall have received customary written opinions (addressed to the Administrative Agent and the Lenders party to this Agreement as of the Closing Date and dated the Closing Date) of Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents and the Transactions as is customary and appropriate for financings of this type.  The Borrower hereby requests such counsel to deliver such opinions.

(d)       The Administrative Agent shall have received customary documents and certificates relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to such Loan Party, the Loan Documents or the Transactions.

(e)        The Administrative Agent shall have received a certificate, dated the Closing Date and signed by an Authorized Officer of the Borrower, confirming compliance with the conditions set forth in clauses (a) and (b) of Section 4.02.

(f)          The Administrative Agent shall have received payment in full of (i) fees due on the Closing Date pursuant to the Fee Letter, and (ii) to the extent invoiced in reasonable detail at least three Business Days prior to the Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder.

(g)         The Lenders shall have received, to the extent requested by the Lenders at least two (2) days prior to the Closing Date, on or before the date which is one (1) Business Days prior to the Closing Date, all documentation and other information with respect to the Loan Parties required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws (including, for the avoidance of doubt, a Beneficial Ownership Certification).

(h)          All indebtedness for borrowed money of KREF Holdings X LLC as initial borrower and borrower representative pursuant to the revolving credit agreement dated as of May 4, 2017 between, among others, KREF Holdings X LLC, KKR Real Estate Finance Holdings L.P. as parent guarantor and Barclays Bank as sole lead arranger, bookrunner and administrative agent thereunder, shall have been repaid, redeemed, defeased, discharged, refinanced, replaced or terminated.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 4.02.          Each Credit Event.  Other than with respect to Section 2.21 and 2.22, the obligation of each Lender to make any Loan is subject to the satisfaction of the following conditions:

(a)        The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)          At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower, on the date thereof, as to the matters specified in clauses (a) and (b) of this Section.

ARTICLE 5
Affirmative Covenants

Each of the Loan Parties covenants and agrees with the Lenders that on the Closing Date and thereafter, until the Termination Date:

Section 5.01.          Financial Statements; Other Information.  The Borrower will furnish to the Administrative Agent:

(a)          as soon as available and in any event on or before the date that is five (5) days after the date on which consolidated financial statements of Parent are required to be filed with the SEC (after giving effect to any permitted extensions; and if such consolidated financial statements are not required to be filed with the SEC, on or before the date that is 120 days after the end of each fiscal year of Parent), the consolidated statements of financial condition, operations, changes in equity and cash flows as of the end of and for such year, in each case for Parent, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of Parent or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern (other than any exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period);

(b)          as soon as available and in any event on or before the date that is five (5) days after the date on which consolidated financial statements of Parent are required to be filed with the SEC with respect to each of the first three fiscal quarters (commencing with the fiscal quarter ending March 31, 2019) of each fiscal year of Parent (after giving effect to any permitted extensions; and if such consolidated financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each of the first three fiscal quarters of each fiscal year of Parent), the consolidated statements of financial condition, operations, changes in equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, in each case for Parent, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year;

(c)          no later than the date that the financial statements or other information is required to be delivered under clause (a) or (b) above, a duly completed Compliance Certificate of an Authorized Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.05; and

(d)          promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower Group Company,

or compliance with the terms of any Loan Document, as the Administrative Agent (or the Administrative Agent on behalf of the Required Lenders) may reasonably request.

Documents required to be delivered pursuant to Section 5.01 (other than Section 5.01(c)) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the earliest date on which (i) such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (ii) such financial statements and/or other documents are posted on the SEC’s EDGAR website on the Internet; provided that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents on any website described in this paragraph and upon request by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), so long as the access to such Platform (i) is limited to the Administrative Agent, the Lenders and assignees or prospective assignees and their respective advisors and (ii) remains subject to the confidentiality requirements set forth in Section 10.12, and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 5.02.          Notices of Material Events.  The Borrower will furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) prompt written notice of the following:

(a)          the occurrence of any Default or Event of Default;

(b)         the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower Group Company or any Affiliate thereof that could reasonably be expected to be adversely determined and, if so determined, would reasonably be expected to result in a Material Adverse Effect; and

(c)          any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of the Authorized Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03.          Existence; Conduct of Business.  Each Loan Party will, and will cause each of its Material Subsidiaries to, take all actions necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

Section 5.04.          Payment of Taxes.  Each Loan Party will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all tax obligations before the same shall become delinquent or in default and before penalties accrue thereon, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto (in the good faith judgment of the management of such Loan Party) in accordance with GAAP, and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 5.05.          Maintenance of Properties; Insurance.  Each Loan Party will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) maintain insurance in such amounts and against such risks as, in the good faith judgment of the management of such Loan Party, is reasonable and prudent to be maintained by companies of the same size and nature of business operating in the same or similar locations and in light of the availability of insurance on a cost-effective basis. Within 90 days following the date hereof, each policy of insurance shall (i) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty and property insurance policy, contain a loss payable clause or lender’s loss payee/mortgagee endorsement that names the Administrative Agent, on behalf of the Secured Parties as the lender’s loss payee or mortgagee thereunder.

Section 5.06.          Books and Records; Inspection Rights.  Each Loan Party will, and will cause each of its Subsidiaries to, keep books of record and account with respect to its assets and business and will permit any representatives designated by the Administrative Agent or the Required Lenders, upon reasonable prior notice, to visit and inspect its properties, to examine its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested; provided that (x) excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent on behalf of the Required Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section and (ii) the Administrative Agent may not exercise such rights more than once in any calendar year, and (y) when an Event of Default exists, the Administrative Agent or any representative of the Required Lenders (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the applicable Borrower Group Company at any time during normal business hours and upon reasonable advance notice.  Notwithstanding anything to the contrary in this Section 5.06, none of the Loan Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or agents) is prohibited by law or any agreement binding on a third party (not created in contemplation thereof) or (c) in any Loan Party’s reasonable judgment, would compromise any attorney-client privilege, privilege afforded to attorney work product or similar privilege, provided that such Borrower Group Company shall make available redacted versions of requested documents or, if unable to do so consistent with the preservation of such privilege, shall make commercially reasonable efforts to disclose information responsive to the requests of the Administrative Agent, any Lender or any of their respective representatives and agents, in a manner that will protect such privilege.

Section 5.07.         Compliance with Laws.  Each Loan Party will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority (including, without limitation, Environmental Laws ) applicable to it or its property, except where failures to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that with respect to: (i) Anti-Money Laundering Laws, each Loan Party will, and will cause each Subsidiary to, comply in all material respects; and (ii) Anti-Corruption Laws and Sanctions, each Loan Party will, and will cause each Restricted Subsidiary to, comply in all material respects.

Section 5.08.         Use of Proceeds.  The proceeds of the Loans will be used for general corporate purposes (including any transaction not prohibited by the Loan Documents); provided that no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of Regulation U or X of the Board.

Section 5.09.           Further Assurances.

(a)          If any Person is required to be a Guarantor after the Closing Date pursuant to clause (ii) of the definition thereof, Opco and the Borrower will cause such Person to become a Guarantor pursuant to the terms of Section 11.07.

(b)        Subject to the terms of this Section 5.09, Section 5.10, Section 11.07 and the Security Documents, Opco and the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, deeds of trust, and other documents) that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect, and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, all at the expense of Opco, the Borrower and the Subsidiaries.

(c)          Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and Opco, the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Secured Parties therefrom or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by Opco in consultation with the Administrative Agent, if any assets (other than Excluded Property and equity interests of any Subsidiary, which are provided for in Section 5.10) with a fair market value in excess of the greater of (a) $5,000,000 and (b) 5.0% of the consolidated revenue of Opco and its Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) (at the time of acquisition) are acquired by Opco, the Borrower or any other Loan Party after the Closing Date (other than assets constituting Collateral under a Security Document that become subject to the Lien of the applicable Security Document upon acquisition thereof) that are of a nature secured by a Security Document, the Borrower will notify the Administrative Agent, and, if requested by the Administrative Agent, Opco and the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the other applicable Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent, as soon as commercially reasonable but in no event later than 90 days after acquisition, unless waived or extended by the Administrative Agent in its sole discretion, to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 5.09.

(d)          Each of Opco and the Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 5.09 as soon as commercially reasonable and by no later than the date set forth on Schedule 5.09 with respect to such action or such later date as the Administrative Agent may reasonably agree.

Section 5.10.        Pledge of Additional Equity Interests. Subject to any applicable limitations set forth in the Security Documents and other than (x) when in the reasonable determination of the Administrative Agent and Opco, the cost or other consequences of doing so would be excessive in view of the benefits to be obtained by the Secured Parties therefrom or (y) to the extent doing so would result in material adverse tax consequences as reasonably determined by Opco in consultation with the Administrative Agent, Opco and the Borrower will cause all certificates representing equity interests of the Borrower or any Subsidiary (other than any Excluded Equity Interests) held directly by Opco, the Borrower or any other Loan Party to be delivered to the Administrative Agent as security for the Obligations accompanied by undated instruments of transfer executed in blank pursuant to the terms of the Security Documents.

ARTICLE 6
Negative Covenants

Each of the Loan Parties covenants and agrees with the Lenders that on the Closing Date and thereafter, until the Termination Date:

Section 6.01.           Liens.  The Loan Parties shall not create, assume, incur or guarantee any Indebtedness for borrowed money that is secured by a Lien (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective Subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Subsidiaries (including, without limitation, any entities structurally senior to Opco and the Borrower), without providing that the Obligations hereunder (together with, if the Loan Parties shall so determine, any other Indebtedness of (including any Guarantee of Indebtedness by) the Loan Parties ranking equally with the Obligations and existing as of the Closing Date or thereafter incurred) will be secured equally and ratably with or prior to all other Indebtedness secured by such Lien on the voting stock or profit participating equity interests of any such entities; provided that the Loan Parties may create, assume, incur or guarantee any Indebtedness for borrowed money that is secured by a Lien if after giving effect to any incurrence of such Indebtedness on a pro forma basis either (a) in the case of any Indebtedness that is secured by Liens on the Collateral ranking equal in priority (but without regard to the control of remedies) with the Liens on the Collateral securing the Obligations, the Senior Debt Incurrence Ratio shall not exceed either (i) 0.80:1.00 or (ii) if such Indebtedness is incurred in connection with any acquisition or other investment not prohibited by the Loan Documents, the Senior Debt Incurrence Ratio immediately prior to the incurrence of such Indebtedness or (b) in the case of any Indebtedness that is secured by Liens on the Collateral ranking junior in priority to the Liens on the Collateral securing the Obligations, the Total Debt Incurrence Ratio shall not exceed either (i) 0.82:1.00 or (ii) if such Indebtedness is incurred in connection with any acquisition or other investment not prohibited by the Loan Documents, the Total Debt Incurrence Ratio immediately prior to the incurrence of such Indebtedness (provided that, in the case of each of clause (a) and (b) (A) such Indebtedness shall not have a final maturity date prior to the Maturity Date, (B) such Indebtedness shall be secured solely by the Collateral, (C) no such Indebtedness shall be guaranteed by entities other than the Guarantors and (D) the Administrative Agent and the Borrower shall have entered into an Equal Priority Intercreditor Agreement, in the case of clause (a), or a Junior Priority Intercreditor Agreement, in the case of clause (b), with the holders of any such Indebtedness or a designated representative thereof). Subject to the immediately preceding sentence, this Section 6.01 shall not limit the ability of the Loan

Parties to incur Indebtedness or other obligations secured by Liens on assets other than the voting stock or profit participating equity interests of their respective Subsidiaries.

Section 6.02.           Fundamental Changes.  No Loan Party shall be a party to a Substantially All Merger or participate in a Substantially All Sale, unless:

(i)          such Loan Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Person”) is organized under the laws of the United States, and has expressly assumed, by a Loan Party Joinder Agreement, all of the obligations of such Loan Party under the Loan Documents;

(ii)          immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing;

(iii)        the Lenders shall have received all documentation and other information with respect to the Successor Person required by bank regulatory authorities under applicable “know your customer” requirements and Anti-Money Laundering Laws; and

(iv)       such Loan Party shall have delivered to the Administrative Agent a customary opinion of counsel with respect to the Successor Person and the Loan Party Joinder Agreement and a certificate on behalf of such Loan Party signed by one of its Responsible Officers stating that all conditions provided in this Section 6.02 relating to such transaction have been satisfied.

Section 6.03.          Sanctions and Anti-Corruption Use of Proceeds.  The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person for the purpose of funding activities or business; (i) of, with or for the benefit of any Sanctioned Person in violation of applicable Sanctions; (ii) in or involving any Sanctioned Country in violation of applicable Sanctions; or (iii) in any other manner that would constitute or give rise to violation of Sanctions by any party hereto, including any Lender Person.  The Borrower will not, directly or indirectly, use the proceeds of the Loans in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of applicable Anti-Corruption Laws..

Section 6.04.          Fiscal Year.  Parent shall not change its fiscal year-end from December 31 without the consent of the Administrative Agent.

Section 6.05.          Financial Covenants.

(a)          The Interest Coverage Ratio, calculated on the last day of any fiscal quarter, commencing March 31, 2019, shall not be less than 1.50:1.00; and

(b)          The Debt to Asset Ratio, calculated on the last day of any fiscal quarter, commencing March 31, 2019, shall not be greater than 0.75:1.00.

(c)          The sum of the unrestricted Cash and Cash Equivalents of ~~Parent~~Opco and its consolidated Subsidiaries shall not at any time be less than the greater of (i) $10,000,000 and (ii) 5% of the Recourse Indebtedness for borrowed money of ~~Parent~~Opco and its consolidated Subsidiaries.

ARTICLE 7
Events of Default

Section 7.01.          Events of Default.

If any of the following events (“Events of Default”) shall occur:

~~Section 7.01.~~          (a)    the Borrower shall fail to pay any principal of any Loan when the same shall become due and payable;

(b)        the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)         any representation, warranty, or certification made or deemed made by or on behalf of any Loan Party in any Loan Document or any certificate furnished pursuant to any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

(d)          the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the existence of the Borrower), 5.08 or in Article 6;

(e)          any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f)         any Borrower Group Company shall fail to make any payment in respect of any Material Indebtedness (whether of principal or interest or, in the case of Swap Contracts, payment required as a result of termination events of such Swap Contracts and that is not otherwise being contested in good faith), when the same shall become due and payable (after giving effect to all applicable grace period and delivery of all required notices, if any, provided in the instrument or agreement under which such Material Indebtedness was created), whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(g)         any event or condition occurs (other than, with respect to Indebtedness in respect of Swap Contracts, termination events (such as illegality, force majeure or tax events) or equivalent events that are not events of default pursuant to the terms of such

Swap Contracts) (after giving effect to all applicable grace period and delivery of all required notices) that results in any Material Indebtedness becoming due before its scheduled maturity or that enables or permits the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of the casualty or condemnation event) of the property securing such Indebtedness;

(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)          any Loan Party or Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)          any Loan Party shall admit in writing its inability or fail generally to pay its debts as they become due;

(k)          one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 (after giving effect to amounts payable by insurance) shall be rendered against any Loan Party or Material Subsidiary and shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of any Loan Party or Material Subsidiary to enforce any such judgment;

(l)          an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m)         an International Plan shall fail to comply with applicable local law, which, in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(n)          a Change of Control shall occur;

(o)         the Loan Party Guaranty shall at any time fail to constitute a valid and binding agreement of (i) Opco or (ii) any other Guarantor party thereto (in the case of clause (ii), in any material respects) or any party shall so assert in writing;

(p)          other than as expressly permitted hereunder, the Pledge Agreement or any other Security Document pursuant to which the equity interests of the Borrower or any Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or solely as a result of acts or omissions of the Administrative Agent or any Lender or solely as a result of the Administrative Agent’s failure to maintain possession of any equity interests that have been previously delivered to it) or any pledgor thereunder or any Loan Party shall deny or disaffirm in writing any pledgor’s obligations under any Security Document; or

(q)          other than as expressly permitted hereunder, the Security Agreement or any other Security Document pursuant to which the assets of Opco, the Borrower or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or solely as a result of acts or omissions of the Administrative Agent in respect of certificates, promissory notes or instruments actually delivered to it (including as a result of the Administrative Agent’s failure to file a Uniform Commercial Code continuation statement)) or any grantor thereunder or any Loan Party shall deny or disaffirm in writing any grantor’s obligations under any Security Document;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower to the extent permitted by applicable law; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower to the extent permitted by applicable law.

Section 7.02.          Application of Payments.  Any amount received by the Administrative Agent from any Loan Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 7.01, that is continuing, shall be applied by the Administrative Agent in the following order:

(a)      first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.03 and amounts payable under Article 4) payable to the Administrative Agent in its capacity as such;

(b)      second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Lenders (including fees, disbursements and other charges of counsel payable under Section 10.03) arising under the Loan Documents and amounts payable under Article 4, ratably among them in proportion to the respective amounts described in this clause (c) held by them;

(d)       third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (d) held by them;

(e)      fourth, to payment of that portion of the Obligations constituting unpaid principal of and premiums, if any, payable on the Loans ratably among the Lenders in proportion to the respective amounts described in this clause (e) held by them;

(f)        fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and

(g)       last, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE 8
The Administrative Agent

Section 8.01.          Appointment and Authorization.  Each Lender Party hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 8.02.          Rights and Powers as a Lender.  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Administrative Agent hereunder in its individual capacity.  Such bank and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Loan Party or Affiliate thereof as if it were not the Administrative Agent hereunder and without duty to account therefor to the Lenders.

Section 8.03.          Limited Parties and Responsibilities.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required in writing to exercise as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Administrative Agent to liability, if the Administrative Agent is not indemnified to its satisfaction, or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Loan Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), (y) in the absence of its own gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) or (z) by reason of any occurrence beyond the control of the Administrative Agent (including but not limited to any act or provision of any present or future law or regulation of any Governmental Authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  Nothing in this Agreement shall oblige the Administrative Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent.

Section 8.04.          Authority to Rely on Certain Writings, Statements and Advice.  The Administrative Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05.          Sub-Agents and Related Parties.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.06.          Resignation; Successor Administrative Agent.  (a) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)          Notwithstanding clause (a) above, any entity into which the Administrative Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrative Agent in its individual capacity shall be a party, or any corporation to which substantially all of the corporate trust business of the Administrative

Agent in its individual capacity may be transferred, shall succeed the Administrative Agent and assume the obligations of the Administrative Agent, without any further action; provided that the Administrative Agent shall notify the Borrower and the Lenders of such merger, conversion, consolidation or transfer.

Section 8.07.          Credit Decisions by Lenders.  Each Lender acknowledges that it has, independently and without reliance on the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance on the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based on this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Section 8.08.          Arranger.  The Arranger shall have no duty or obligation whatsoever under this Agreement.

Section 8.09.          Withholding Taxes.  To the extent required by any applicable law, the Administrative Agent shall be entitled to deduct withholding from any payment to any Lender as required under FATCA and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA withholding.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 8.10.          Agent Under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents, whether described as “Administrative Agent”, “Collateral Agent” or otherwise. Subject to Section 10.02, without further written consent or authorization from any Secured Party, the Administrative Agent may execute any documents or instruments necessary to (a) release any Lien on any property granted to or held by the Administrative Agent (or any sub-agent thereof) under any Loan Document (i) upon the earlier of the Maturity Date and the Termination Date, (ii) that is sold or to be sold or transferred to a Person that is not a Loan Party, (iii) if the property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its Guarantee otherwise in accordance with the Loan Documents, (iv) as provided in the Security

Documents, (v) that constitutes Excluded Property or Excluded Equity Interests or (vi) if approved, authorized or ratified in writing in accordance with Section 10.02; (b) release any Guarantor (other than Opco (except as otherwise permitted by Section 6.02) from its obligations under the Guarantee if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary); (c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted hereunder; and (d) enter into subordination agreements or any Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement or any other intercreditor agreement with respect to Indebtedness.

Section 8.11.          Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, Opco, the Borrower, the Administrative Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof and all powers, rights, and remedies under the Security Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 8.12.          Erroneous Payments.

(a)          If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf)  (any such funds, whether  transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.12 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)          Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)
it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)
such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one

Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.12(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.12(a) or on whether or not an Erroneous Payment has been made.

(c)          Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)          (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender  shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)  Subject to Section 10.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)          The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment

Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 8.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that, for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment to satisfy certain Obligations and is not otherwise repaid or returned to a Loan Party by the Administrative Agent, any Lender or any of their respective Affiliates, whether pursuant to a legal proceeding or otherwise.

(f)          To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)          Each party’s obligations, agreements and waivers under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE 9
[Reserved]

ARTICLE 10
Miscellaneous

Section 10.01.          Notices.  (a) Unless otherwise expressly provided herein, all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile transmission) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or sent by electronic mail, as follows:

(i)   If to any Loan Party, to it in care of the Borrower at ~~9 West 57th Street~~30 Hudson Yards, Suite ~~4200~~7500, New York, New York ~~10019~~10001; Attention: Chief Financial Officer; provided that a copy of all such notices and other communications shall be delivered to (x) Borrower at ~~9 West 57th Street~~30

Hudson Yards, Suite ~~4200~~7500, New York, New York ~~10019~~10001, Attention: Chief Operating Officer and (y) Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (Telecopy No. (212) 455-7678), Attention: Adam Shapiro.

(ii)   If to the Administrative Agent and Swingline Lender, to:

MORGAN STANLEY SENIOR FUNDING, INC.

Address:
1300 THAMES STREET, 4TH FLOOR
THAMES STREET WHARF
BALTIMORE, MD, 21231
Group Hotline: (917) 260-0588
Email for Borrowers: [**]

Email for Lenders: [**]

(iii) If to any other Lender, to it at its address (or telecopy number or electronic mail address) set forth in its Administrative Questionnaire.

(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it or in its care hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)          Any party hereto may change its address, telecopy number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, which shall be deemed to occur in the case of courier service, mail, telecopy or electronic mail as follows:

(i)          if by way of courier service or mail, when it has been received at the relevant address in an envelope addressed to such party at that address; or

(ii)          if by way of telecopy, when received in legible form;

(iii)          if by way of electronic mail, when received;

and, if a particular department or officer is specified as part of its address details provided pursuant to this Section, if addressed to that department or officer; provided that (x) any communication to be made or delivered to the Administrative Agent will be effective only when actually received by the Administrative Agent and then only if it is expressly marked for the attention of the department or officer specified by the Administrative Agent for this purpose, and (y) it is understood that any communication made or delivered to the Borrower in accordance with this Section will be deemed to have been made or delivered to each of the Loan Parties.

Section 10.02.          Waivers; Amendments.  (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Lender Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 10.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)          No Loan Document or provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

(i)          increase the Commitment without the written consent of each Lender directly and adversely affected thereby,

(ii)          reduce the rate of interest on any Loan, or reduce any fee payable hereunder, without the written consent of each Lender Party directly and adversely affected thereby,

(iii)          postpone the scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest or any fee payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender Party directly and adversely affected thereby,

(iv)          change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing or payments required thereby, without the written consent of each Lender directly and adversely affected thereby,

(v)          change any provision of this Section or decrease the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to take any action thereunder, without the written consent of each Lender,

(vi)          change the currency of any Loan, without the written consent of each Lender,

(vii)          release all or substantially all of the Guarantors from the Loan Party Guaranty (except as expressly provided hereunder or under such Loan Document), or limit the liability of all or substantially all of the Guarantors in respect thereof, without the written consent of each Lender, or

(viii)          release all or substantially all of the Collateral under the Security Documents (except as expressly provided hereunder or under the Security Documents), without the written consent of each Lender;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be.

Notwithstanding the foregoing, in addition to any credit extensions and related Lender Joinder Agreement(s) effectuated without the consent of Lenders in accordance with Section 2.21 or Section 2.22, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Loans.

The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall be automatically released (i) in full, upon the earlier of the Maturity Date and the Termination Date, (ii) upon the sale or other disposition of such Collateral to any Person other than another Loan Party, (iii) to the extent such Collateral is comprised of property leased to a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 10.02), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee, (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Security Documents, and (vii) if such assets constitute Excluded Property or Excluded Equity Interests.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.  Additionally, the Lenders hereby irrevocably agree that any Subsidiary that is a Guarantor shall be released from the Guarantees upon consummation of any transaction resulting in such Subsidiary ceasing to constitute a Subsidiary or otherwise no longer being required to be a Guarantor hereunder.  The Lenders hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

Notwithstanding anything in this Agreement (including, without limitation, this Section 10.02) or any other Loan Document to the contrary, (i) this Agreement and the other Loan Documents may be amended to effect an incremental facility pursuant to Section 2.21 or extension facility pursuant to Section 2.22 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Loan Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such incremental facility or extension facility) and (ii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent, in accordance with the procedures described below in this clause to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and Opco) and (y) effect administrative changes of a technical or immaterial nature and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Section 10.03.          Expenses; Indemnity; Damage Waiver.  (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, supplements, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by any Lender Party, including the fees, charges and disbursements of any counsel for any Lender Party (which shall be limited to one counsel for all Lender Parties, except (x) solely in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the Borrower of any existence of such conflict, one additional counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and (y) to the extent that the Administrative Agent notifies the Borrower of the need for specialized legal skills and thereafter, after receipt of the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) has retained its own counsel), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)          The Borrower shall indemnify each of the Lender Parties and their respective Related Parties (without duplication) (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (which shall be limited to one counsel for all Indemnitees, except (x) solely in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the Borrower of any existence of such conflict, one additional counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions and (y) to the extent that the Indemnitee notifies the Borrower of the need for specialized legal skills and thereafter, after receipt of the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) has retained its own counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee or any Loan Party is a party thereto or whether or not such claim, litigation, investigation or proceeding is brought by any Loan Party or any other Person; provided that such indemnity shall not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnitee’s or any of its Related Parties’ bad faith, gross negligence or willful misconduct or from a material breach of the obligations of such Indemnitee or any of its Related Parties under the Credit Agreement or (y) arise out of, or in connection with, any actual or threatened litigation, investigation or proceeding that does not involve an act or omission by any Loan Party or any of its Affiliates and that is brought by one Indemnitee against another Indemnitee.

(c)          To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Swingline Lender under Section 10.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lender in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based on its share of the sum of the total Credit Exposures and unused Commitments at the time.

(d)          To the extent permitted by applicable law, no Loan Party nor any Indemnitee shall have any liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing contained in this Section 10.03(d) shall limit the Borrower’s indemnity obligations with respect to third party claims.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnitee’s or any of its Related Parties’ willful misconduct or gross negligence.

(e)          Each Indemnitee shall provide prompt notice of any claim; provided that the failure to give such notice shall not affect any Indemnitee’s rights to indemnity under this Section 10.03.  All amounts due under this Section shall be payable within thirty (30) days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 10.03.

(f)          The Borrower is entitled to assume and control the defense and settlement of any claim so long as the Borrower confirms its obligation to indemnify such Indemnitee in accordance with this Section 10.03.  No such Indemnitee may settle a claim without the prior written consent of the Borrower, which may not be unreasonably withheld or delayed; provided that without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld or delayed), the Borrower shall not effect any settlement of any pending or threatened proceeding against an Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault, culpability, wrongdoing or failure to act by such Indemnitee.

(g)          This Section 10.03 shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, expenses or disbursements arising from any non-Tax claim.

Section 10.04.          Successors and Assigns.  (a) The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as permitted under Section 6.02, neither the Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or any Guarantor without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this

Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A)          the Borrower, (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender or an Affiliate of a Lender that is a nationally recognized commercial bank an Approved Fund or, if an Event of Default under Section 7(a), (b), (h) or (i) has occurred and is continuing, any other assignee, unless, in each case, such assignment is to an Alternative Asset Investment Firm, in which case such assignment shall require the consent of the Borrower in its sole discretion; provided further, that, notwithstanding anything else herein to the contrary, no such consent shall be required for assignment or transfer of any rights or obligations hereunder by (i) [**] to [**], or (ii) Morgan Stanley Senior Funding, Inc. to Morgan Stanley Bank, N.A.;

(B)          the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and

(C)          the Swingline Lender (such consent not to be unreasonably withheld or delayed).

Notwithstanding the foregoing, no such assignment shall be made to a natural Person, to the Borrower or any Affiliate of the Borrower or Defaulting Lender.

(ii)          Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Section 7(a), (b), (h) or (i) has occurred and is continuing;

[**] = Certain information contained in this document, marked by “[**]” has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(B)          each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment, together with a processing and recordation fee of $3,500;

(D)          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent tax forms required pursuant to Section 2.16(e) and a completed Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws; and

(E)          the Administrative Agent shall not be obligated to consent to an assignment hereunder until it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to the assignee, and an assignment will only be effective after performance by the Administrative Agent of all “know your customer” or other checks relating to any Person that it is required to carry out in relation to such assignment, the completion of which the Administrative Agent shall promptly notify to the assigning Lender and the assignee.

For the purposes of this Section 10.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)          Subject to acceptance and recording thereof pursuant to subsection (b)(iv) of this Section, from and after the effective date specified in each Assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be null and void.

(iv)          The Administrative Agent, acting solely for purposes of Treasury Regulations Section 5f.103-1(c) and Section 1.163-5(b)(1) of the proposed United State Treasury Regulations, as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the parties hereto may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any party hereto, at any reasonable time and from time to time upon reasonable prior notice.

(v)          Upon its receipt of a duly completed Assignment executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in subsection (b)(ii)(C) of this Section and any written consent to such assignment required by subsection (b) of this Section, the Administrative Agent shall accept such Assignment and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.06(b), 2.17(d) or 10.03(b), the Administrative Agent shall have no obligation to accept such Assignment and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.

(c)          (i) Any Lender may, without the consent of any Loan Party or other Lender Party, sell participations to one or more banks or other entities (other than a natural Person, the Borrower or any Affiliate or Subsidiary of the Borrower) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such

Participant. Subject to subsection (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant (except to the extent that such entitlement to receive greater payments results from a Change in Law that occurs after the Participant acquired the applicable participation), unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05.          Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any principal of or accrued interest on any Loan or any fee or any other amount payable under the Loan Documents (other than Contingent Obligations) is outstanding and unpaid or any Commitment has not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06.          Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07.          Severability.  If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

Section 10.08.          Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender Party and each Affiliate of the Administrative Agent is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender Party or Affiliate of the Administrative Agent to or for the credit or the account of a Loan Party against any of and all the obligations of a Loan Party now or hereafter existing under this Agreement held by such Lender Party, irrespective of whether or not such Lender Party shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender Party may have. Each Lender Party agrees promptly to notify the Loan Parties and the Administrative Agent after any such set-off and application made by such Lender Party or Affiliate of the Administrative Agent; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.09.          Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

(b)          Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York and of any Federal court, in each case located in the Borough of Manhattan in connection with any action or proceeding arising out of or relating to any Loan Document, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.

(c)          Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to Section 10.09(b).  Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)          Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Each Loan Party irrevocably appoints the Borrower (the “Process Agent”) as its agent to receive on behalf of such Loan Party and its properties service of copies of the summon and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Loan Party in care of the Process Agent at the Process Agent’s above address, and each such Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.

Section 10.10.          Waiver of Jury Trial.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND FOR ANY COUNTERCLAIM THEREIN.  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11.          Headings.  Article and Section headings and the Table of Contents herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12.          Confidentiality.  (a) Each Lender Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel, other advisors and any sub-agent appointed pursuant to Section 8.05 (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (in which case such Lender Party agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Lender Party agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of any right thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, provided that (i) the disclosure of any such Information to any assignee or Participant, or any prospective assignee or Participant, or any actual or prospective counterparty (or its advisors) referred to above shall only be made after the acknowledgment and acceptance by such assignee, Participant, prospective assignee or Participant or any actual or prospective counterparty (or its advisors) that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.12 or confidentiality provisions at least as restrictive as those set forth in this Section 10.12), in each case for the benefit of the Loan Parties, in accordance with the standard syndication processes of such Lender Party or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such Information, (vii) with the consent of the Borrower, (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Lender Party on a nonconfidential basis from a third party that is not, to such Lender Party’s knowledge, subject to confidentiality obligations owing to the Borrower.  For the purposes of this Section, “Information” means all information received from the Loan Parties relating to the Loan Parties or their business, other than any such information that is available to any Lender Party on a nonconfidential basis prior to disclosure by the Loan Parties.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)          EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)          ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE LOAN PARTIES OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.13.          Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of payment, shall have been received by such Lender.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

Section 10.14.          USA PATRIOT Act.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.

Section 10.15.          Judgment Currency.  (a) The Borrower’s obligations hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents.  If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)          If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)          For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 10.16.          No Fiduciary Duty.  The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.  Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other.  The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person.  Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 10.17.          Acknowledgement Regarding Any Supported QFCs(a). To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 10.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.18.          Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable;

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

ARTICLE 11
Loan Party Guaranty

Section 11.01.          Guaranty.  (a) Subject to the provisions of paragraph (b), each Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the benefit of the Lender Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)          This Loan Party Guaranty is a guaranty of payment when due and not of collectability and this Loan Party Guaranty is a primary obligation of each Guarantor and not merely a contract of surety.

(c)          Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable laws relating to the insolvency of debtors.

(d)          Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Loan Party Guaranty or affecting the rights and remedies of the Administrative Agent or any other Lender Party hereunder.

(e)          No payment or payments made by the Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Lender Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full (other than Contingent Obligations) and the Commitments are terminated.

(f)          Any and all payments by or on account of any obligation of any Guarantor under this Article 11 shall be governed by the terms set forth in Section 2.16 of this Agreement.

Section 11.02.          Right of Contribution.  Each Guarantor hereby agrees that, to the extent that any Guarantor shall have paid more than its proportionate share of any payments made in respect of the Loan Party Guaranty, such Person shall be entitled to seek and receive contribution from and against the Guarantors hereunder.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.03 hereof. The provisions of this Section 11.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Person under the Loan Party Guaranty.

Section 11.03.          No Subrogation.  Notwithstanding any payment or payments made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Lender, the Guarantors shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Guarantors seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by any Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full (other than Contingent Obligations) and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full or the Commitments shall not have been terminated, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, promptly upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

Section 11.04.          Guaranty Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Loan Party Guaranty or acceptance of this Loan Party Guaranty, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Loan Party Guaranty; and all dealings between the Borrower (or any of them) and the Guarantors (or any of them), on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Loan Party Guaranty.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any other Guarantor or other guarantors with respect to the Obligations.  Each Guarantor understands and agrees that this Loan Party Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor against the Borrower, the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any Guarantor or other guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, of any Guarantor under this Loan Party Guaranty or of any other guarantor, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may,

but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower, any Guarantor any other guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any the Borrower, Guarantor or other guarantor or other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any the Borrower, Guarantor or other guarantor or other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Guarantors.  This Loan Party Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the respective successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantors under this Loan Party Guaranty (other than Contingent Obligations) shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

Section 11.05.          Reinstatement.  This Loan Party Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, administration, dissolution, liquidation or reorganization of the Borrower or any Guarantor or other guarantor, or upon or as a result of the appointment of a receiver, administrative receiver, administrator, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or other guarantor or any substantial part of the property of the Borrower, Guarantor or such other guarantor, or otherwise, all as though such payments had not been made.

Section 11.06.          Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in the relevant currency at the administrative office specified by the Administrative Agent.

Section 11.07.          Additional Guarantors.  From time to time subsequent to the Closing Date, subject to any applicable limitations set forth in the Security Documents, Opco and the Borrower will cause each direct or indirect Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date, and each other Subsidiary that ceases to constitute an Excluded Subsidiary, within 60 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), and either Opco or the Borrower, may at its option, cause any other Subsidiary, to execute a Loan Party Joinder Agreement and a supplement to each of the Pledge Agreement and the Security Agreement in order to become a Guarantor hereunder and a grantor under such Security Documents or, to the extent reasonably requested by the Administrative Agent, enter into a new Security Document substantially consistent with the analogous existing Security

Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent and take all other action reasonably requested by the Administrative Agent to grant a perfected security interest in its assets to substantially the same extent as created and perfected by the Loan Parties on the Closing Date.  The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other party hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement. For the avoidance of doubt, none of Opco, the Borrower or any Subsidiary shall be required to take any action outside the United States to perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia).

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